Exhibit 10.2

Execution Version

THE GORMAN-RUPP COMPANY

$30,000,000

6.40% SENIOR SECURED NOTES DUE MAY 31, 2031

NOTE AGREEMENT

Dated as of May 31, 2024

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(continued)

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(continued)

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(continued)

Page
12J. Notices	80
12K. Payments Due on Non-Business Days	80
12L. Satisfaction Requirement	80
12M. GOVERNING LAW	80
12N. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	81
12O. Severability	81
12P. Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence	82
12Q. Counterparts; Facsimile or Electronic Signatures	82
12R. Severalty of Obligations	82
12S. Independent Investigation	82
12T. Directly or Indirectly	82
12U. Transaction References	82
12V. Payments Free and Clear of Taxes	83
12W. Binding Agreement	1

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PURCHASER SCHEDULE
SCHEDULE 6A	—	EXISTING INDEBTEDNESS
SCHEDULE 6B	—	EXISTING LIENS
SCHEDULE 6D	—	EXISTING INVESTMENTS
SCHEDULE 6I	—	EXISTING TRANSACTIONS WITH AFFILIATES
SCHEDULE 6J	—	EXISTING RESTRICTIVE AGREEMENTS
SCHEDULE 8A(1)	—	CAPITALIZATION; SUBSIDIARIES
SCHEDULE 8G	—	LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8K	—	FILINGS AND RECORDINGS
SCHEDULE 8Q	—	INFORMATION REGARDING COLLATERAL
SCHEDULE 10B	—	EXCLUDED FOREIGN SUBSIDIARIES
EXHIBIT A	—	FORM OF NOTE
EXHIBIT B	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	—	FORM OF OPINION OF TRANSACTION PARTIES’ COUNSEL
EXHIBIT D	—	FORM OF JOINDER
EXHIBIT E	—	FORM OF COMPLIANCE CERTIFICATE

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THE GORMAN-RUPP COMPANY

600 South Airport Road

Mansfield, OH 44903

As of May 31, 2024

To Each of the Purchasers Named in the

Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

The undersigned, The Gorman-Rupp Company, an Ohio corporation (herein called the “Company”), and the other Persons party hereto as Guarantors, hereby, jointly and severally, agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined.

1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior secured promissory notes (the “Notes”) in the aggregate principal amount of $30,000,000, to be dated the date of issue thereof, to mature May 31, 2031 (the “Maturity Date”), to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.40% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto. The term “Note” and “Notes” as used herein shall include each such senior secured promissory note delivered pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of ArentFox Schiff LLP at 1301 Avenue of the Americas, 42nd Floor, New York, NY 10019, one or more Notes registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be May 31, 2024 (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.

3. CONDITIONS OF CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

3A. Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and on the date of closing in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i) the Note or Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;

(ii) an Intercreditor and Collateral Agency Agreement among the Purchasers, the Bank Agent, and the Collateral Agent (herein, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, called the “Intercreditor Agreement”);

(iii) an amended and restated pledge and security agreement made by the Transaction Parties in favor of the Collateral Agent for the benefit of the Banks and the holders of the Notes (together with any other pledge and security agreement pursuant to which the Notes are secured and with any joinder to such amended and restated pledge and security agreement or other pledge and security agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, collectively called the “Security Agreements” and individually called a “Security Agreement”);

(iv) all chattel paper, instruments and documents of title in which the Collateral Agent has been granted a security interest and are then required under the Collateral Documents to be delivered to the Collateral Agent, together with the related transfer documents executed in blank, in each case received by the Collateral Agent, all Uniform Commercial Code financing statements perfecting the security interests and liens granted to the Collateral Agent, duly filed in all offices necessary to perfect such security interests and liens or deemed by such Purchaser to be advisable, and all such other certificates, documents, agreements, recording and filings necessary to establish a valid and perfected first priority lien and security interest in favor of the Collateral Agent in all of the Collateral or deemed by such Purchaser to be advisable;

(v) a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things, (a) as to the names, titles and true signatures of the officers of the Company or such Guarantor, as the case may be, authorized to sign the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor, as the case may be, certified by the Secretary of State of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or the Guarantor, as the case may be, which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;

(vi) a certificate of corporate or other type of entity and tax good standing for the Company and each Subsidiary of the Company from the Secretary of State of the state of its organization, in each case dated as of a recent date;

(vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary of the Company (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State (or such other office which is, under the Uniform Commercial Code as in effect in the applicable jurisdiction, the proper office in which to file a financing statement under Section 9-501(a)(2) of such Uniform Commercial Code) of the location (as determined under the Uniform Commercial Code) of the Company or such Subsidiary of the Company, as applicable, together with copies of such financing statements, and lien and judgment search reports from the county recorder of any county in which the Company or any Subsidiary of the Company maintains an office or in which any assets of the Company or any Subsidiary of the Company are located; and

(viii) such other certificates, documents and agreements as such Purchaser may reasonably request.

3B. Opinion of Purchasers’ Special Counsel. Such Purchaser shall have received from ArentFox Schiff LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C. Opinion of Transaction Parties’ Counsel. Such Purchaser shall have received from Squire Patton Boggs (US) LLP, special counsel for the Transaction Parties, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit C attached hereto, and the Transaction Parties, by their execution hereof, hereby request and authorize such special counsel to render such opinion and to allow such Purchaser to rely on such opinion, and understand and agree that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion.

3D. Representations and Warranties; No Default; Satisfaction of Conditions; Solvency. The representations and warranties contained in paragraph 8 hereof and in the other Transaction Documents shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the borrowings under the Credit Agreement); there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the borrowings under the Credit Agreement); each Transaction Party shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before the date of closing; on the date of closing, after consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Notes, the use of the proceeds thereof and the consummation of the other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the borrowings under the Credit Agreement), the Company and each Guarantor shall be Solvent; and each Transaction Party shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.

3E. Purchase Permitted By Applicable Laws; Approvals. The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F. Certificates of Insurance. The Company shall have delivered from insurance carriers acceptable to such Purchaser certificates of insurance in such forms and amounts acceptable to such Purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Collateral Documents under insurance policies with loss payable clauses in favor of the Collateral Agent and acceptable to such Purchaser.

3G. Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 2023 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.

3H. Credit Agreement. The Credit Agreement, providing for a $100,000,000 revolving credit facility to the Company and for a term loan to the Company in the aggregate principal amount of $370,000,000 and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company, the Bank Agent and the Banks, and shall be in full force and effect. All conditions precedent to the making of the term loan and the initial revolving loans under the Credit Agreement shall have been satisfied except to the extent waived with the consent of such Purchaser (and, to the extent any part of any such condition requires that any matter be satisfactory to the Bank Agent, the Banks or any portion of the Banks, such matter shall be satisfactory to such Purchaser) and prior to, or concurrently with, the purchase of the Notes, the Company shall have received the proceeds of the term loan and the initial revolving loans thereunder. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Credit Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be inform and substance satisfactory to such Purchaser. Such Purchaser shall have received a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of making of the term loan and the initial revolving loan thereunder, certified by an Officer’s Certificate, dated the date of closing, as correct and complete.

3I. Termination of Existing Subordinated Credit Agreement. All obligations of the Transaction Parties under the Senior Subordinated Unsecured Credit Agreement, dated as of May 31, 2022, between the Company, the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall have been discharged, such Senior Subordinated Unsecured Credit Agreement shall have been terminated, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.

3J. Fees and Expenses. Without limiting the provisions of paragraph 12B hereof, the Transaction Parties shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in paragraph 3B hereof.

3K. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A, the optional prepayments permitted by paragraph 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E and upon acceleration pursuant to paragraph 7A.

4A(1). Required Prepayments. The remaining outstanding principal amount of the Notes, together with any accrued and unpaid interest thereon, shall become due on the Maturity Date.

4A(2). Required Prepayment Pursuant to Intercreditor Agreement. If any amounts are to be applied to the principal of the Notes on any date pursuant to the terms of the Intercreditor Agreement, such principal amount of the Notes, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note, shall be due and payable on such date. Any partial prepayment of the Notes pursuant to this paragraph 4A(2) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the inverse order of their scheduled due dates.

4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000 and in a minimum amount of $1,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.

4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

4D. Partial Payments Pro Rata. In the case of each prepayment of less than the entire outstanding principal amount of all Notes pursuant to paragraph 4A(1), 4A(2) or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4E. Offer to Prepay Notes with Proceeds of a Prepayment Event.

4E(1). Notice of Prepayment Event. Immediately after receipt of Net Proceeds from any Prepayment Event, the Company shall give written notice thereof to each holder of the Notes and offer to prepay Notes in an amount equal to the Noteholder Portion of such Net Proceeds pursuant to this paragraph 4E; provided that, in the case of any event described in clause (a) or (b)

of the definition of the term “Prepayment Event,” (x) an offer to prepay Notes shall only be required to the extent the aggregate Net Proceeds relating to all such Prepayment Events exceeds $1,000,000 in any fiscal year (and thereafter only Net Proceeds relating to such Prepayment Events in excess of such amount) and (y) if the Company shall deliver to the holders of the Notes a certificate of a Financial Officer to the effect that the Company or its relevant Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Company and/or its Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no offer to prepay shall be required pursuant to this paragraph 4E in respect of the Net Proceeds specified in such certificate; provided further, to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, an offer to prepay shall be required by no later than the last day of such 180-day period in an amount equal to the Noteholder Portion of such Net Proceeds that have not been so applied. Any notice required by this paragraph 4E(1) shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(2) and shall be accompanied by the certificate described in paragraph 4E(5).

4E(2). Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, the Notes held by the holders thereof on the earlier of (i) the date of any mandatory prepayment under the Credit Agreement as a result of the Prepayment Event giving rise to such offer to prepay, and (ii) the date any Net Proceeds in respect of such Prepayment Event are received by or on behalf of the Company or any Subsidiary, but in no event sooner than 15 Business Days after the date the notice with respect thereto pursuant to paragraph 4E(1) has been given to the holders of the Notes.

4E(3). Rejection; Acceptance. A holder of Notes may accept or reject an offer to prepay made to such holder pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the applicable date on which the Company is required to prepay the Notes pursuant to paragraph 4E(2) (the “Offer Prepayment Date”). A failure by a holder of Notes to so respond to an offer to prepay shall be deemed to constitute a rejection of such offer by such holder.

4E(4). Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be in the amount set forth in paragraph 4E(1), together with interest on such Notes accrued to the date of prepayment (but without any Yield-Maintenance Amount). The prepayment pursuant to an offer to prepay any Notes shall be made on the Offer Prepayment Date for such offer. Any partial prepayment of any Note pursuant to this paragraph 4E(4) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the inverse order of their scheduled due dates.

4E(5). Officer’s Certificate. Each offer to prepay Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the anticipated Offer Prepayment Date for such offer, (ii) that such offer is made pursuant to paragraph 4E(2), (iii) the principal amount of each Note offered to be prepaid, (iv) the interest and Excess Leverage Fee, if any, that would be due on the Noteholder Portion of each Note offered to be prepaid, accrued to the anticipated Offer Prepayment Date for such offer, (v) whether or not the conditions of this paragraph 4E have been fulfilled by the Company, and (vi) in reasonable detail, the nature and date of the Prepayment Event giving rise to such offer and the Net Proceeds received in connection therewith.

Nothing in this paragraph 4E shall be deemed to constitute a waiver or modification of any provision of paragraph 6 hereof.

4F. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5. AFFIRMATIVE COVENANTS. So long as any Note or other amount due hereunder is outstanding and unpaid, each Transaction Party, jointly and severally, covenants as follows:

5A. Financial Statements; Notices of Material Events. The Company covenants that it will deliver to each Significant Holder:

(i) as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the fiscal quarter ending June 30, 2024), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and acceptable to the Required Holder(s) (without a “going concern”

or like qualification, commentary or exception, and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, certified by a Financial Officer of the Company;

(iii) as soon as available, but in any event no later than 45 days after the end of, and no earlier than 30 days prior to the end of, each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Required Holder(s);

(iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(v) [reserved];

(vi) simultaneously with the transmission thereof, copies of all notices, reports, financial statements or other communications given to the Bank Agent or the Banks under the Credit Agreement, excluding routine borrowing requests;

(vii) [reserved];

(viii) promptly after any request therefor by the Required Holder(s) or any holder of Notes, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Company or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(ix) prompt written notice of (a) the occurrence of an Event of Default or Default or (b) the occurrence of any Event of Default as defined in the Credit Agreement; and

(x) prompt written notice of the receipt of any notice of any investigation by a Governmental Authority or any Proceeding commenced or threatened against any Transaction Party or any Subsidiary that, in each case which could reasonably be expected to result in liability to the Company and its Subsidiaries in an amount in excess of $5,000,000, (a) seeks damages (to the extent not paid or covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), (b) seeks injunctive relief, (c) is asserted or instituted against any Plan, its fiduciaries or its assets, (d) alleges criminal misconduct by any Transaction Party or any Subsidiary, (e) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related

Requirement of Law, or seeks to impose Environmental Liability, (f) asserts liability on the part of any Transaction Party or any Subsidiary in respect of any tax, fee, assessment, or other governmental charge (to the extent not paid or covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (g) involves any product recall;

(xi) prompt written notice of any material change in accounting or financial reporting practices by the Company or any Subsidiary;

(xii) prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $3,000,000;

(xiii) written notice within 2 Business Days after the occurrence thereof, any Transaction Party entering into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendment;

(xiv) prompt written notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(xv) concurrently with the execution (or effectiveness, whichever is earliest) thereof, copies of all amendments, waivers, consents, supplements or other agreements relating to the Credit Agreement and related “Loan Documents” (as defined in the Credit Agreement), and any forbearance agreements relating thereto; and

(xvi) promptly following any request therefor, (x) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Transaction Party or any Subsidiary, or compliance with the terms of this Agreement, as any Significant Holder may reasonably request and (y) information and documentation reasonably requested by any holder of Notes for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder a Compliance Certificate of a Financial Officer demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6L and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to paragraph 10C) as to the period covered by any such financial statement, such Compliance Certificate as to such period shall include a reconciliation from GAAP with respect to such election. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with GAAP.

5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C. Books and Records; Inspection Rights. Each Transaction Party will (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by any holder of a Note (including employees of any holder of a Note or any consultants, accountants, lawyers, agents and appraisers retained by any holder of a Note), upon reasonable prior notice, to visit and inspect its properties, conduct at the Transaction Party’s premises field examinations of the Transaction Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes each holder of a Note to contact its independent accountants directly), all at such reasonable times and with reasonable advance notice; provided that, absent the existence of an Event of Default, (a) any inspection under this paragraph 5C by a holder of a Note shall be limited to 1 per calendar year and the Company shall only be required to reimburse such holder of a Note for 1 such inspection per calendar year and (b) notwithstanding anything to the contrary in this paragraph 5C, none of the Company or any of the Transaction Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to any holder of a Note (or their respective representatives or contractors) is prohibited by applicable law or any binding agreement (or would otherwise cause a breach or default thereunder) or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided further that, if the Company relies on the immediately foregoing clause (ii) for any reason, the Company shall advise the holders of the Notes thereof. The holders of the Noters shall give the Company and its advisors the reasonable opportunity to participate in any discussions with the Company’s independent accountants.

5D. Covenant to Secure Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6B.

5E. Compliance with Law. Each Transaction Party covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in paragraph 8R, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over such Transaction Party and its Subsidiaries or any of their respective properties, products or services necessary to the ownership, operation or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5F. Maintenance of Insurance. Each Transaction Party covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The Collateral Agent shall be named as loss payee on all property insurance policies, and the Collateral Agent and all holders of Notes shall be named as additional insureds on all liability insurance policies, obtained or maintained by or on behalf of each Transaction Party or any of its Subsidiaries. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Collateral Agent and the holders of the Notes in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interests of the Collateral Agent and the holders of the Notes shall not be impaired or invalidated by any act or neglect of any Transaction Party or any of its Subsidiaries. If any Transaction Party fails to provide and pay for such insurance, the Collateral Agent or any holder of any Notes may, at its option, but shall not be required to, procure the same and charge such Transaction Party therefor. The Company will furnish to the holders of the Notes, upon request of the Required Holder(s), but no less frequently than annually, information in reasonable detail as to the insurance and endorsements in favor of the Collateral Agent so maintained.

5G. Maintenance of Properties. Each Transaction Party covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent any Transaction Party or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5H. Payment of Taxes. The Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect; provided, however, that each Transaction Party will remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

5I. Existence; Conduct of Business. Each Transaction Party will (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under paragraph 6C and (ii) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

5J. Accuracy of Information. The Transaction Parties will ensure that any information, including financial statements or other documents (taken as a whole), furnished by or on behalf of such Transaction Party to the Collateral Agent or the holders of the Notes in connection with this Agreement or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect (in each case, after giving effect to all supplements and updates from time to time), and the furnishing of such information shall be deemed to be a representation and warranty by the Company on the date thereof as to the matters specified in this paragraph 5J; provided that, with respect to the Projections, the Transaction Parties will cause the Projections to be prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized and understood by the holders of the Notes that all forward-looking information as to future events are not to be viewed as facts or a guarantee of performance, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Subsidiaries, that no assurance can be given that any particular forward-looking information will be realized and that actual results during the period or periods covered by any such forward-looking information may differ from the projected results and such differences may be material.

5K. Casualty and Condemnation. The Company (i) will furnish to the holders of the Notes prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (ii) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement, the Intercreditor Agreement and the Collateral Documents.

5L. Subsequent Guarantors; Additional Collateral; Further Assurances.

(i) As promptly as possible but in any event within 30 days (or such later date as may be agreed upon by the Required Holder(s)) after any Person becomes a Subsidiary (other than, subject to paragraph 5M, an Excluded Subsidiary) or any Subsidiary ceases to be an Excluded Subsidiary, the Company shall cause each such Subsidiary to execute and deliver to the holders of the Notes a Joinder Agreement and a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, which shall be accompanied by appropriate organizational resolutions, other organizational documentation and legal opinions in form and substance reasonably satisfactory to the Required Holder(s) and their counsel. In connection therewith, the holders of the Notes shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA PATRIOT Act. Each such Person delivering a Joinder Agreement (x) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Transaction Documents and (y) will grant Liens to the Collateral Agent, for the benefit of the Secured Parties, in any property of such Transaction Party which constitutes Collateral.

(ii) Each Transaction Party will cause, and will cause each other Transaction Party to cause, all of its owned property (other than Excluded Property) to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by paragraph 6B to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law. Without limiting the generality of the foregoing, each Transaction Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries directly owned by any Transaction Party (other than any Excluded Property), in each case, to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or other pledge or security documents as the Collateral Agent or the Required Holder(s) shall reasonably request. Notwithstanding the foregoing, (a) no such mortgages and mortgage instruments in respect of owned or leasehold real properties are required to be delivered hereunder and (b) no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Required Holder(s) or their counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(iii) Without limiting the foregoing, each Transaction Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Required Holder(s) such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, mortgage instruments, deeds of trust and other documents and such other actions or deliveries of the type required by paragraph 3, as applicable), which may be required by any Requirement of Law or which the Collateral Agent or Required Holder(s) may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Transaction Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Required Holder(s)and all at the expense of the Transaction Parties.

(iv) If any material assets (other than Excluded Property) are acquired by any Transaction Party after the date of closing (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Company will (a) notify the Collateral Agent and the holders of the Notes thereof, and, if requested by the Collateral Agent or the Required Holder(s), cause such assets to be subjected to a Lien securing the Secured Obligations and (b) take, and cause each applicable Transaction Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent or the Required Holder(s) to grant and perfect such Liens, including actions described in clauses (ii) and (iii) of this paragraph 5L, all at the expense of the Transaction Parties.

(v) Notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Collateral Agent (in consultation with the Required Holder(s)) may (but shall not be obligated to) determine in its sole and reasonable discretion that the cost to the Transaction Parties of granting and perfecting any Lien is disproportionate to the benefit to be realized by the Collateral Agent and the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and, in such case, the Collateral Agent shall be permitted to, without the consent of the holders of the Notes or the Required Holder(s), waive any requirement of perfection of any such Lien required under the Transaction Documents.

5M. Agreement Assuming Liability on Notes. The Company covenants that, if at any time any Person which is not then a Guarantor should become liable (as co-obligor, endorser, guarantor or surety) on any Primary Credit Facility, the Company will, at the same time, cause such Person to deliver to the holders of the Notes an agreement pursuant to which such Person becomes similarly liable on the Notes; provided this paragraph 5M shall not apply to any Person becoming liable solely as an endorser of a check in the ordinary course of business. The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Notes to enforce the provisions of paragraph 6A.

5N. Excess Leverage Fee.

(i) The Company agrees that if the Total Leverage Ratio exceeds 3.00 to 1.00 as of the end of any fiscal quarter (a “Triggering Quarter”), then beginning with the fiscal quarter immediately following such Triggering Quarter and continuing until the end of the first fiscal quarter for which the Total Leverage Ratio is less than or equal to 3.00 to 1.00 (such period, the “Leverage Fee Period”) in addition to interest accruing on the Notes, the Company will pay to each holder of a Note a fee on the daily average outstanding principal amount of each such Note held by such holder during such Triggering Quarter and each subsequent fiscal quarter during the Leverage Fee Period at a rate per annum equal to 0.75% (such fee, an “Excess Leverage Fee”). For purposes of this paragraph 5N, the Company acknowledges and agrees that, from and after the date of closing, a Leverage Fee Period is in effect and the Excess Leverage Fee shall be paid from the date of closing until the end of the first fiscal quarter for which the Total Leverage Ratio is less than or equal to 3.00 to 1.00, and thereafter at any time a Leverage Fee Period is in effect.

(ii) Any Excess Leverage Fee with respect to each Note for any applicable fiscal quarter shall be calculated on a rate per annum on the same basis as interest on such Note is calculated and, subject to the next sentence of this paragraph 5N(ii), shall be paid in arrears within 10 Business Days after the date the Company provides the financial statements for such fiscal quarter or Test Period, with respect to the last quarterly fiscal period of a Test Period, as required by paragraph 5A(i) or 5A(ii) hereof, as applicable, and the related Officer’s Certificate required by paragraph 5A. If for any reason the Company fails to deliver the financial statements required by paragraph 5A(i) or 5A(ii) hereof and the related Officer’s Certificate by the date required by this Agreement for any fiscal quarter or Test Period, as applicable, then the Total Leverage Ratio for the applicable fiscal quarter shall be deemed to exceed 3.00 to 1.00 for the purposes of this paragraph 5N and the Excess Leverage Fee shall be paid in arrears within 10 Business Days of the date such financial statements and related Officer’s Certificate were required to be delivered for such fiscal quarter or Test Period. For the avoidance of doubt, all accrued and unpaid Excess Leverage Fees on any principal amount of a Note being paid or prepaid shall be paid concurrently with such principal. The payment of any Excess Leverage Fees shall not constitute a waiver of any Default or Event of Default.

5O. Financial Delivery. Financial statements, opinions of independent certified public accountants, other information, Compliance Certificates and Officer’s Certificates that are required to be delivered by the Company pursuant to paragraph 5A shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i) such financial statements satisfying the requirements of paragraph 5A(i) or 5A(ii) and related Compliance Certificate are delivered to each holder of a Note by e-mail at the e-mail address set forth in the Purchaser Schedule, or as communicated from time to time in a separate writing delivered to the Company;

(ii) such financial statements satisfying the requirements of paragraph 5A(i) or 5A(ii) and related Compliance Certificate are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iii) the Company shall have timely filed any of the items referred to in paragraph 5A(iv) with the SEC on EDGAR and shall have made such items available on its home page on the internet, which is located at http://www.gormanrupp.com as the date of closing, or on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with paragraph 12F of this Agreement);

provided further, that in the case of any of clauses (ii) or (iii), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with paragraph 12J, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information, Compliance Certificates and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

6. NEGATIVE COVENANTS. So long as any Note or other amount due hereunder is outstanding and unpaid, each Transaction Party, jointly and severally, covenants as follows:

6A. Indebtedness. No Transaction Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under any Transaction Document;

(ii) Indebtedness existing on the date of closing and set forth in Schedule 6A and any Refinance Indebtedness in respect thereof;

(iii) Indebtedness of any Transaction Party or Subsidiary owing to any Transaction Party or Subsidiary, provided that (a) Indebtedness owing by any Non-Transaction Party to any Transaction Party shall be subject to paragraph 6D and (b) Indebtedness owing by any Transaction Party to any Non-Transaction Party shall be subordinated to the Notes on terms reasonably satisfactory to the Required Holder(s);

(iv) Guarantees by any Transaction Party or Subsidiary of Indebtedness of any Transaction Party or Subsidiary, provided that (a) the Indebtedness so Guaranteed is permitted by this paragraph 6A, (b) Guarantees by any Transaction Party of Indebtedness of any Non-Transaction Party shall be subject to paragraph 6D and (c) Guarantees permitted under this clause (d) shall be subordinated to the Notes on the same terms as the Indebtedness so Guaranteed is subordinated to the Notes;

(v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such

Indebtedness in accordance with clause (vi) below; provided that (a) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (b) the aggregate principal amount of Indebtedness permitted by this clause (v), together with any Refinance Indebtedness in respect thereof permitted by clause (vi) below, shall not exceed $20,000,000 at any time outstanding;

(vi) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (ii), (v), (xiii) and (xiv) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (a) such Refinance Indebtedness does not increase the principal amount thereof (other than by the amount of any unused commitments thereunder, accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items), in each case, in connection with the refinancing of such Original Indebtedness and the incurrence or issuance of such Refinance Indebtedness), (b) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Transaction Party or any Subsidiary (other than any accessions, improvements or additions to the property securing the Original Indebtedness and after acquired property to the extent applicable), (c) no Transaction Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (d) such Refinance Indebtedness does not have a shorter Weighted Average Life to Maturity than such Original Indebtedness, (e) the terms of such Refinance Indebtedness are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness and (f) if such Original Indebtedness was subordinated in right of payment to the Notes or any of the other Notes, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the holders of the Notes as those that were applicable to such Original Indebtedness;

(vii) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(viii) Indebtedness representing deferred compensation to, or similar arrangements with, employees and independent contractors of the Company or any Subsidiary to the extent incurred in the ordinary course of business and consistent with past practice;

(ix) Indebtedness incurred by the Company or any Subsidiary (including letter of credit obligations and reimbursement obligations with respect to letters of credit issued in the ordinary course of business), in respect of workers’ compensation claims, bid, appeal, performance or surety bonds, performance or completion guarantees, trade contracts, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and similar obligations in the ordinary course of business or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, bid, appeal, performance or surety bonds, performance or completion guarantees, trade contracts, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance and similar obligations, in each case, in the ordinary course of business;

(x) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xii) Indebtedness arising under the Credit Agreement, to the extent such Indebtedness is subject to the Intercreditor Agreement;

(xiii) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (a) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate principal amount of Indebtedness permitted by this clause (xiii), together with any Refinance Indebtedness in respect thereof permitted by clause (vi) above, shall not exceed $20,000,000 at any time outstanding; and

(xiv) other Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

6B. Liens. No Transaction Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(i) Liens securing the Indebtedness under this Agreement, the Notes, the other Transaction Documents and, so long as such Indebtedness is subject to the Intercreditor Agreement, the “Loan Documents” (as defined in the Credit Agreement);

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the Company or any Subsidiary existing on the date of closing and set forth in Schedule 6B; provided that (a) such Lien shall not apply to any other property or asset of the Company or any Subsidiary (other than any accessions, improvements or additions to the property securing the Original Indebtedness and after acquired property to the extent applicable) and (b) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than by the amount of any unused commitments thereunder, accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items), in each case, in connection with the refinancing of such obligations);

(iv) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (a) such Liens secure Indebtedness permitted by paragraph 6A(v), (b) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (c) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (d) such Liens shall not apply to any other property or assets of the Company or any Subsidiary;

(v) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Transaction Party after the date hereof prior to the time such Person becomes a Transaction Party; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Transaction Party, as the case may be, (b) such Lien shall not apply to any other property or assets of any Transaction Party or Subsidiary and (c) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Transaction Party, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of accrued and unpaid interest, fees, defeasance costs and premium (including call and tender premiums), if any, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Indebtedness and the incurrence or issuance of such refinancing Indebtedness);

(vi) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(vii) Liens arising out of Sale and Leaseback Transactions permitted by paragraph 6F;

(viii) Liens granted by a Non-Transaction Party in favor of the Company or another Transaction Party in respect of Indebtedness owed by such Subsidiary;

(ix) (a) Liens granted by such Person under workmen’s compensation laws, health, disability or unemployment insurance laws, other employee benefit legislation, unemployment insurance legislation and similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), leases or other obligations of a like nature to which such Person is a party, or Liens granted to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs, performance or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds or requirements, in each case, incurred in the ordinary course of business, and (b) Liens securing letters of credit or bankers acceptances issued, and letters of credit or bank guaranties provided to support payment of the items in the foregoing clause (ix)(a);

(x) Liens on specific items of inventory or other goods of any Person securing such Person’s obligations in respect of bankers’ acceptances, bank guarantees or letters of credit issued or created for the account of such Person, in each case, to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xi) leases, franchises, grants, subleases, licenses, sublicenses, covenants not to sue, releases, consents and other forms of license (in each case, on a non-exclusive basis to the extent applicable to any intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary and do not secure any Indebtedness;

(xii) Liens arising from UCC or any similar financing statement filings regarding operating leases or consignments entered into by the Company or any Subsidiary in the ordinary course of business;

(xiii) Liens in favor of the Company or any Subsidiary Guarantor;

(xiv) Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;

(xv) (i) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture; and (ii) purchase options, call, customary rights of first refusal and tag, drag and similar rights of, and restrictions for the benefit of, a third party that is not an Affiliate of the Company (including in joint venture agreements) with respect to Equity Interests held by the Company or any Subsidiary in joint ventures;

(xvi) purported Liens (other than Liens securing Indebtedness for borrowed money) incurred in the ordinary course of business and evidenced by the filing of precautionary UCC (or equivalent statute) financing statements or similar public filings; and

(xvii) Liens securing other outstanding obligations which do not in the aggregate exceed $5,000,000 at any time outstanding.

6C. Fundamental Changes.

(i) No Transaction Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(a) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving entity;

(b) any Transaction Party (other than the Company) may merge into any other Transaction Party in a transaction in which the surviving entity is a Transaction Party;

(c) any Person (other than a Transaction Party) may merge or consolidate with or into any Non-Transaction Party, so long as the continuing or surviving entity is a Subsidiary (or will become a Subsidiary in connection therewith); provided that any such transaction involving a Wholly-Owned Subsidiary shall result in a Wholly-Owned Subsidiary as the continuing or surviving entity; and

(d) any Non-Transaction Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes (as reasonably determined by the Required Holder(s)); provided that any such merger or consolidation involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless also permitted by paragraph 6D.

(ii) No Transaction Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of closing and businesses reasonably related thereto.

(iii) No Transaction Party will, nor will it permit any Subsidiary to change its fiscal year or any fiscal quarter from the basis in effect on the date of closing.

(iv) No Transaction Party will change the accounting basis upon which its financial statements are prepared.

(v) No Transaction Party will change the tax filing elections it has made under the Code.

6D. Investments, Loans, Advances, Guarantees and Acquisitions.. No Transaction Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a Transaction Party and a Wholly-Owned Subsidiary prior to such merger or consolidation) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise)(each, an “Investment”), except:

(i) Permitted Investments;

(ii) Investments in existence on the date of closing and described in Schedule 6D, and Investments consisting of any modification, replacement, renewal, refinancing, reinvestment, or extension of any such Investment; provided that the amount of any such Investment is not increased from the amount of such Investment on the date of closing except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, refinanced or replaced Investment) and premium payable by the terms of such Investment thereon and fees and expenses associated therewith, in each case, as in existence on the date of closing;

(iii) Investments made by the Company and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (a) any such Equity Interests held by a Transaction Party shall be pledged pursuant to the Security Agreement and (b) the aggregate outstanding amount of Investments by Transaction Parties in Non-Transaction Parties (together with outstanding intercompany loans permitted under clause (b) of the proviso to paragraph 6D(iv) and outstanding principal amount of Indebtedness subject to Guarantees permitted under the proviso to paragraph 6D(v)) shall not exceed $25,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(iv) loans or advances made by any Transaction Party to any Subsidiary and made by any Subsidiary to a Transaction Party or any other Subsidiary, provided that (a) any such loans and advances made by a Transaction Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (b) the outstanding amount of such loans and advances made by Transaction Parties to Non-Transaction Parties (together with outstanding Investments permitted under clause (b) of the proviso to paragraph 6D(iii) and the outstanding principal amount of Indebtedness subject to Guarantees permitted under the proviso to paragraph 6D(iv)) shall not exceed $25,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(v) Guarantees constituting Indebtedness permitted by paragraph 6A, provided that the aggregate outstanding principal amount of Indebtedness of Subsidiaries that are not Transaction Parties that is Guaranteed by any Transaction Party (together with outstanding investments permitted under clause (b) of the proviso to paragraph 6D(iii) and outstanding intercompany loans permitted under clause (b) of the proviso to paragraph 6D(iv)) shall not exceed $25,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(vi) loans or advances made by a Transaction Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,500,000 in the aggregate at any one time outstanding;

(vii) notes payable, or stock or other securities issued by Account Debtors to a Transaction Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(viii) Investments in the form of Swap Agreements permitted by paragraph 6G;

(ix) Investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any Subsidiary (including in connection with a Permitted Acquisition), so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(x) Investments received in connection with the Disposition of assets permitted by paragraph 6E;

(xi) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(xii) Permitted Acquisitions;

(xiii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business, in each case, in the ordinary course of business;

(xiv) subject to the limitations on Investments in Non-Transaction Parties set forth in paragraphs 6D(iii), (iv) and (v), any Investment acquired by the Company or any Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (b) as a result of a foreclosure by the Company or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(xv) Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets, or of services, in each case, in the ordinary course of business;

(xvi) the non-exclusive licensing of intellectual property (a) in the ordinary course of business or (b) which do not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary and do not secure any Indebtedness;

(xvii) deposits required by any Governmental Authority or public utility, including with respect to Taxes and other similar charges to the extent the applicable obligations would not otherwise constitute an Event of Default; and

(xviii) other Investments in an aggregate amount not to exceed at any time outstanding (in each case determined without regard to any write-downs or write-offs) $35,000,000.

6E. Asset Sales. No Transaction Party will, nor will it permit any Subsidiary to, Dispose of any asset, including any Equity Interest owned by it, nor will the Company permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Company or another Subsidiary in compliance with paragraph 6D), except:

(i) Dispositions of (a) Inventory, goods or other assets in the ordinary course of business, (b) obsolete, negligible, uneconomical, worn out or surplus property, and (c) other property (including any leasehold property interest) that is no longer economically practical in its business;

(ii) Dispositions of assets to the Company or any Subsidiary; provided that (a) any such Dispositions involving a Non-Transaction Party shall be made in compliance with paragraph 6I and (b) the aggregate fair market value of all assets Disposed by Transaction Parties to Non-Transaction Parties during the term of this Agreement shall not exceed $10,000,000;

(iii) Dispositions of Accounts (excluding Dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;

(iv) Dispositions of cash, Permitted Investments and other investments permitted by clauses (ix) and (xi) of paragraph 6D;

(v) Sale and Leaseback Transactions permitted by paragraph 6F;

(vi) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary;

(vii) transactions permitted by paragraph 6C(i);

(viii) Dispositions constituting Liens permitted under paragraph 6B, Investments permitted under paragraph 6D (other than paragraph 6D(x)), or Restricted Payments permitted under paragraph 6H(i);

(ix) foreclosures, condemnation, expropriation or any similar action on assets or other Dispositions required by a Governmental Authority or casualty or insured damage to assets;

(x) the disposition or discount of inventory, accounts receivable, or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable in the ordinary course of business and consistent with past practice;

(xi) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(xii) other than in respect of any intellectual property, leases, assignments, subleases, licenses, sublicenses, covenants not to sue, releases, consents and other forms of license (and terminations thereof), in each case, in the ordinary course of business and which do not materially interfere with the business of the Company and the Subsidiaries, taken as a whole;

(xiii) any sale, transfer and other disposition of accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof in the ordinary course of business and consistent with past practice;

(xiv) other Dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this paragraph 6E; provided that the aggregate fair market value of all assets Disposed of in reliance upon this clause (xiv) shall not exceed $10,000,000 during any fiscal year of the Company; and

(xv) other Dispositions by the Company and its Subsidiaries so long as (a) the Company or applicable Subsidiary shall receive consideration at least equal to the fair market value (as determined by the Company at the time of contractually agreeing to such Disposition) of the assets sold or otherwise Disposed of, (b) not less than 75% of the consideration for such Disposition consists of cash or Permitted Investments and (c) at the time of such Disposition and immediately after giving effect (including giving effect on a Pro Forma Basis thereto), no Event of Default shall exists or would result therefrom.

Notwithstanding the foregoing, no Transaction Party or any Subsidiary shall consummate any transaction that results in the Disposition (whether by way of any Restricted Payment, Investment, Lien, sale, conveyance, transfer or other Disposition, and whether in a single transaction or a series of transactions) of intellectual property that is material to the business of the Company and its Subsidiaries to any Non-Transaction Party; provided that the Company and the other Transaction Parties may grant non-exclusive licenses of any intellectual property to any Non-Transaction Party in the ordinary course of business so long as the Company and the other Transaction Parties retain the beneficial ownership and the same rights to use such intellectual property as held prior to such license.

6F. Sale and Leaseback Transactions. No Transaction Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Company or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset.

6G. Swap Agreements. No Transaction Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (i) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any Subsidiary), and (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest- bearing liability or investment of the Company or any Subsidiary.

6H. Restricted Payments; Certain Payments of Indebtedness.

(i) No Transaction Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving entity;

(b) the Company may declare and pay dividends payable solely in Qualified Stock, and, with respect to its Disqualified Stock, payable solely in additional shares of such Disqualified Stock to the extent permitted to be issued hereunder;

(c) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(d) other Restricted Payments in an amount not to exceed the greater of (x) $22,000,000 and (y) 17.5% of Applicable EBITDA in any fiscal year, so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (1) no Event of Default then exists or would result therefrom, and (2) the Company is in compliance with the Interest Coverage Ratio covenant set forth in paragraph 6L; and

(e) other Restricted Payments so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the Company is in compliance with the financial covenants set forth in paragraph 6L and (z) the Total Leverage Ratio is not greater than 3.00 to 1.00.

(ii) No Transaction Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Restricted Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (any of the foregoing, a “Restricted Debt Payment”), except:

(a) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under paragraph 6A, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof so long as such subordination provisions are reasonably acceptable to the Required Holder(s) at the time of incurrence or assumption of such Subordinated Indebtedness;

(b) [reserved];

(c) refinancings of Indebtedness to the extent permitted by paragraph 6A;

(d) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of paragraph 6E; and

(e) other Restricted Debt Payments in an aggregate amount during the term of this Agreement not to exceed an unlimited amount, so long as at the time of making such Restricted Debt Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto (x) no Event of Default shall have occurred and be continuing or would result therefrom, (y) the Company is in compliance with the financial covenants set forth in paragraph 6L and (z) the Total Leverage Ratio is not greater than 3.00 to 1.00.

6I. Transactions with Affiliates. No Transaction Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, its Affiliates, except:

(i) transactions that (a) are in the ordinary course of business and (b) are at prices and on terms and conditions not less favorable to such Transaction Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(ii) transactions between or among the Transaction Parties not involving any other Affiliate;

(iii) any Investment permitted by paragraphs 6D(iii) or 6D(iv);

(iv) any Indebtedness permitted under paragraph 6A(iii);

(v) any Restricted Payment permitted by paragraph 6H;

(vi) loans or advances to employees permitted under paragraph 6D(vi);

(vii) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or its Subsidiaries in the ordinary course of business;

(viii) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Company’s board of directors; and

(ix) as set forth on Schedule 6I as of the date of closing.

6J. Restrictive Agreements; Negative Pledge of Owned Real Property.

(i) No Transaction Party will, nor will it permit any Subsidiary to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Transaction Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (1) the foregoing shall not apply to restrictions and conditions imposed by any applicable law or by any Transaction Document or the Credit Agreement (as in effect on the date of closing), (2) the foregoing shall not apply to restrictions and conditions existing on the date of closing identified on Schedule 6J (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (3) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or a Subsidiary pending such sale, provided such restrictions and conditions apply only to such assets or the Subsidiary that is to be sold and such sale is permitted hereunder, (4) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (5) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

(ii) The Company shall not permit any Transaction Party to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in or otherwise encumber (other than Permitted Encumbrances and Liens permitted pursuant to paragraph 6B(v)) any real property owned by any Transaction Party to an unaffiliated third party without the prior written consent of the Required Holder(s); provided, however, that the Transaction Parties may sell that certain warehouse located in Toccoa, Georgia for fair market value.

6K. Amendment of Material Documents. No Transaction Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (i) any agreement relating to any Restricted Debt (other than in connection with (a) a refinancing or replacement of such Indebtedness permitted hereunder or (b) in a manner expressly permitted by, or not prohibited under, the applicable Intercreditor Agreement), (ii) [reserved] or (iii) its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, in each case of this clause (i), to the extent any such amendment, modification or waiver would be materially adverse to the holders of the Notes (as reasonably determined by the Required Holder(s)).

6L. Financial Covenants.

(i) Total Leverage Ratio. The Company will not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth below in respect of such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
June 30, 2024	4.50 to 1.00
September 30, 2024	4.50 to 1.00
December 31, 2024	4.25 to 1.00
March 31, 2025	4.25 to 1.00
June 30, 2025	4.00 to 1.00
September 30, 2025	4.00 to 1.00
December 31, 2025 and as of the last day of each fiscal quarter ending thereafter	3.50 to 1.00

; provided that, beginning with the fiscal quarter ending December 31, 2025, (x) so long as no Event of Default exists at such time or would result therefrom, the Company may, not more than two times during the term of this Agreement, elect to increase the maximum Total Leverage Ratio permitted under this paragraph 6L(i) to 3.75 to 1.00 for a period of four consecutive fiscal quarters in connection with a Material Acquisition occurring during the first of such four fiscal quarters (each such period of four consecutive fiscal quarters, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Company may not elect a new Adjusted Covenant Period for at least one full fiscal quarter following the end of another Adjusted Covenant Period.

(ii) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter, to be less than 3.00 to 1.00.

6M. Economic Sanctions, etc. The Company covenants that it will not, and will not permit any Controlled Entity to (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of any Notes) with any Person if such investment, dealing or transaction (a) would cause the Collateral Agent, any holder of a Note or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to the Collateral Agent or such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

6N. Most Favored Lender.

(i) If, on any date, the Company or any its Subsidiaries enters into, assumes, is or otherwise becomes bound or obligated under any Primary Credit Facility that contains one or more Additional Covenants or Additional Defaults (including, for the avoidance of doubt, as a result any amendment to any Primary Credit Facility, whether or not in effect on the date of closing, causing it to contain one or more Additional Covenants or Additional Defaults), then (a) the Company will promptly, and in any event within 10 days thereafter, notify the holders of the Notes thereof, and (b) whether or not the Company provides such notice, the terms of this Agreement shall, without any further action on the part of the Company or any holder of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default in this Agreement; provided, that, if the Required Holder(s) shall request, the Company and any holder of the Notes shall enter into an amendment to this Agreement or an additional agreement (as the Required Holder(s) may request), evidencing such Additional Covenants and Additional Defaults.

(ii) Any Additional Covenant or Additional Default incorporated herein as a result of this paragraph 6N shall be deemed automatically amended or modified in accordance with any subsequent amendment, waiver, or modification thereof in the Primary Credit Facility from which it was incorporated upon receipt by the holders of Notes of an Officer’s Certificate attaching a copy of the amendment or waiver to such Primary Credit Facility, referencing this paragraph 6N and identifying the changes being made to any such Additional Covenant or Additional Default if (x) at the time of such amendment, waiver or modification no Default or Event of Default shall be in existence, and (y) no consideration was paid or otherwise given to the holders of such Primary Credit Facility for such subsequent amendment, waiver, or modification (except, for the avoidance of doubt, (a) commitment fees, (b) fees paid to the agent under such Primary Credit Facility which are not shared with the lenders thereunder and (c) payment of out-of-pocket expenses) unless each holder of a Note receives equivalent consideration on a pro rata basis in proportion to the outstanding principal amounts of such holder’s Notes and of such other Indebtedness. Notwithstanding the foregoing, no amendment to this Agreement pursuant to this clause (ii) as the result of any Additional Covenant or Additional Default ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to the Company or its Subsidiaries than such covenant or Event of Default as contained in this Agreement as in effect on the Effective Date hereof, and as amended other than as the result of the application of clause (i) of this paragraph 6N originally caused by such Additional Covenant or Additional Default being incorporated in such Primary Credit Facility.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any interest or Excess Leverage Fee on any Note for more than 3 Business Days after the date due; or

(iii) any Transaction Party or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any Transaction Party or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $10,000,000; provided that this clause (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of paragraph 6E; or

(iv) any representation or warranty made by any Transaction Party or any Subsidiary herein or in any other Transaction Document or by the Company or any Guarantor or any of its respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or

(v) any Transaction Party fails to perform or observe any agreement contained in paragraph 4E, 5A(ix), 5I (with respect to a Transaction Party’s existence), 5K, paragraph 6 or paragraph 11; or

(vi) any Transaction Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (i), (ii) or (v) of this paragraph 7A) or any other Transaction Document, and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Transaction Party’s knowledge of such breach or notice thereof from the Required Holder(s) (which notice will be given at the request of any holder of a Note) if such breach relates to terms or provisions of paragraph 5A (other than paragraph 5A(ix)), 5C, 5E, 5G, 5H or 5I (other than with respect to a Transaction Party’s existence) or (ii) 30 days after the earlier of any Transaction Party’s knowledge of such breach or notice thereof from the Required Holder(s) (which notice will be given at the request of any holder of a Note) if such breach relates to terms or provisions of any other paragraph of this Agreement or any other Transaction Document;

(vii) any Transaction Party or any of its Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii) any decree or order for relief in respect of any Transaction Party or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

(ix) any Transaction Party or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of any Transaction Party or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to any Transaction Party or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

(x) any such petition or application described in clause (ix) of this paragraph is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against any Transaction Party or any Subsidiary and any Transaction Party or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xi) any order, judgment or decree is entered in any proceedings against any Transaction Party decreeing the dissolution of any Transaction Party and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii) any order, judgment or decree is entered in any proceedings against any Transaction Party or any Subsidiary decreeing a split-up of any Transaction Party or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of any Transaction Party and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of any Transaction Party and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xiii) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not paid or covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) shall be rendered against any Transaction Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Transaction Party or any Subsidiary to enforce any such judgment or any Transaction Party or any Subsidiary shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(xiv) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $10,000,000, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; or

(xv) the Guaranty or any Collateral Document shall cease to be in full force and effect, or the Company or any Guarantor shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, the Guaranty or any Collateral Document, or the Collateral Agent does not have or ceases to have a valid first priority perfected security interest in any Collateral for the benefit of the holders of the Notes; or

(xvi) a Change in Control shall occur; or

(xvii) an “Event of Default”, as defined in the Credit Agreement, has occurred;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and any other Transaction Document by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or any other Transaction Document or in aid of the exercise of any power granted in this Agreement or any other Transaction Document. No remedy conferred in this Agreement or any other Transaction Document upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8. REPRESENTATIONS, COVENANTS AND WARRANTIES. Each Transaction Party represents, covenants and warrants as follows:

8A(1). Organization; Capitalization and Subsidiaries. The Company is a corporation duly organized and existing in good standing under the laws of the State of Ohio and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized. Each Transaction Party and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. Schedule 8A(1) hereto sets forth, as a the date of closing, (i) a correct and complete list of the name and relationship to the Company of each Subsidiary, its jurisdiction of incorporation and its ownership, (ii) a true and complete listing of each class of each of the Company’s authorized Equity Interests, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 8A(1), (iii) the jurisdiction of incorporation and type of entity of the Company and each Subsidiary, (iv) whether such Subsidiary is a Transaction Party, Material Subsidiary or Excluded Subsidiary and (v) whether or not such Subsidiary is a borrower, co-borrower, obligor or co-obligor under, or is obligated under a Guarantee with respect to any Indebtedness outstanding or incurable under, any Primary Credit Facility. All of the issued and outstanding Equity Interests owned by any Transaction Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

8A(2). Power and Authority. Each Transaction Party and each Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.

8A(3). Execution and Delivery of Transaction Documents. Each Transaction Party and each Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Agreement, the Notes and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents has been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action by each Transaction Party and each Subsidiary which is a party thereto, and this Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of each Transaction Party and each Subsidiary which is a party thereto and are valid obligations of each Transaction Party and each such Subsidiary, legally binding upon and enforceable against each Transaction Party and each such Subsidiary in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B. Financial Statements. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 2021 to 2023, inclusive and consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young, LLP and (ii) consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2024 and the comparable quarterly period in the preceding fiscal year and consolidated statements of operations, stockholders’ equity and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. There has been no event, change or condition that has had, or could reasonably be expected to have, a Material Adverse Effect since December 31, 2023.

8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of any Transaction Party, threatened against any Transaction Party or any of its Subsidiaries, or any properties or rights of any Transaction Party or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

8D. Outstanding Indebtedness. Neither any Transaction Party nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6A. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

8E. Title to Properties. Each of the Transaction Parties and each of their Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at March 31, 2024 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B. All leases necessary in any material respect for the conduct of the respective businesses of the Transaction Parties and their respective Subsidiaries are valid and subsisting and are in full force and effect.

8F. Taxes. Each Transaction Party has, and each of its Subsidiaries has, filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

8G. Conflicting Agreements and Other Matters. Neither any Transaction Party nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement, or other corporate, limited liability company or partnership restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement, the Notes or the other Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Collateral Documents) upon any of the properties or assets of any Transaction Party or any of its Subsidiaries pursuant to, the charter, limited liability company operating agreement, partnership agreement, by-laws, limited liability company operating agreement or partnership agreement of any Transaction Party or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which any Transaction Party or any of its Subsidiaries is subject. Neither any Transaction Party nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Transaction Party or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Transaction Party of the type to be evidenced by the Notes or Indebtedness of any Guarantor of the type to be evidenced by any Guaranty Agreement except as set forth in the agreements listed in Schedule 8G attached hereto.

8H. Offering of Notes. Neither any Transaction Party nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Guaranty or any similar security of the Company or any Guarantor for sale to, or solicited any offers to buy the Notes, the Guaranty or any similar security of the Company or any Guarantor from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company, any Guarantor nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the execution and delivery of any Guaranty Agreement to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I. Use of Proceeds. The aggregate market value of all margin stock as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”) owned by the Company and its Subsidiaries does not exceed 25% of the aggregate value of the assets thereof, as determined by any reasonable method. The proceeds of sale of the Notes will be used to refinance Existing Subordinated Credit Agreement in accordance with paragraph 3I and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U. No Transaction Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither any Transaction Party nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any Note or any of the other Transaction Documents to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J. ERISA.

(i) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as, individually or in the aggregate, have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 or ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the case of any single Plan and by more than $10,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(iv) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

(v) The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

(vi) Neither any Transaction Party nor any Subsidiary has any Non-U.S. Plans.

8K. Governmental Consent. Neither the nature of any Transaction Party or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between any Transaction Party or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents described on Schedule 8K hereto) in connection with the execution and delivery of this Agreement or the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof, of the Notes or of the other Transaction Documents.

8L. Compliance with Environmental and Other Laws; No Default.

(i) Except as could not reasonably be expected to result in a Material Adverse Effect, no Transaction Party or any Subsidiary (a) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability, (b) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (c) has become subject to any Environmental Liability, (d) has received notice of any claim with respect to any Environmental Liability or (e) knows of any basis for any Environmental Liability.

(ii) Except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Transaction Party is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property.

(iii) No Default or Event of Default has occurred and is continuing.

8M. Regulatory Status. Neither any Transaction Party nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a

“holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended. Neither any Transaction Party nor any Subsidiary is subject to regulation as a “public utility” (or any analogous term) under any state or local law or subject to regulation under the ICC Termination Act of 1995, as amended.

8N. Permits and Other Operating Rights. Each Transaction Party and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over any Transaction Party or any Subsidiary or any of its properties, products or services as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over any Transaction Party, any Subsidiary or any of its properties, products or services are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

8O. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P. Absence of Financing Statements, Etc. Except with respect to the Liens permitted by paragraph 6B hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any Transaction Party or any Subsidiary or any rights relating thereto.

8Q. Establishment of Security Interest. Schedule 8Q hereto sets forth as of the date of closing a complete and accurate list of (i) the name, jurisdiction of organization and organizational identification number of each Transaction Party, (ii) if any Transaction Party is not a “registered organization” (as defined in the UCC) organized under that law of a “State” (as defined in the UCC), the location of its place of business (if it has only one place of business) or its chief executive office (if it has more than one place of business), (iii) all real property owned or leased by any Transaction Party, and (iv) all patents, trademarks, trade names, service marks, services names or copyrights owned or licensed by any Transaction Party. As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Collateral Agent to secure the Notes, and each Transaction Party’s obligations under the Credit Agreement. The Collateral and the Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral). A Transaction Party is the owner of the Collateral described in the Collateral Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6B.

8R. Foreign Assets Control Regulations, Etc.

(i) Neither any Transaction Party nor any Controlled Entity (a) is a Blocked Person, (b) has been notified that its name appears or may in the future appear on a State Sanctions List or (c) is a target of sanctions that have been imposed by the United Nations or the European Union.

(ii) Neither any Transaction Party nor any Controlled Entity (a) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (b) to any Transaction Party’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(iii) No part of the proceeds from the sale of the Notes hereunder:

(a) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Transaction Party or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (2) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions Laws;

(b) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(c) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(iv) Each Transaction Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each Transaction Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

8S. Environmental Matters.

(i) Neither any Transaction Party nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against any Transaction Party or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(ii) Neither any Transaction Party nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii) Neither any Transaction Party nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iv) Neither any Transaction Party nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) All buildings on all real properties now owned, leased or operated by any Transaction Party or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

8T. Solvency. On the date of closing, after consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Notes, the use of the proceeds thereof and the consummation of the other transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the borrowings under the Credit Agreement), the Company and each Guarantor will be Solvent.

8U. Employment Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) there are no strikes, lockouts or slowdowns against any Transaction Party or any Subsidiary pending or, to the knowledge of any Transaction Party, threatened in writing, (ii) the hours worked by and payments made to employees of the Transaction Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters and (iii) all payments due from any Transaction Party or any Subsidiary, or for which any claim may be made against any Transaction Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Transaction Party or such Subsidiary.

8V. Disclosure. Neither this Agreement, any other Transaction Document nor any other document, certificate or statement furnished to any Purchaser by or on behalf of any Transaction Party or any Guarantor in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to any Transaction Party or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of any Transaction Party or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company. The Company has delivered to the Purchasers a true, correct and complete copy of the Credit Agreement and all amendments thereto, in each case as in effect as of the date of closing.

9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i) the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (iv); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2), 4B or 4E or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such

U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2), 4B or 4E or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“Account” shall have the meaning assigned to such term in the Security Agreement.

“Account Debtor” shall mean any Person obligated on an Account.

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the date of closing, by which any Transaction Party or Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant), including any defined terms as used therein, the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in this paragraph 10B, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to the Company or any Subsidiary or more beneficial to the holder or holders of the Indebtedness to which the document containing such covenant or similar restriction relates than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or the related definitions in this paragraph 10B.

“Additional Default” shall mean any provision contained in a Primary Credit Facility, including any defined terms as used therein, which permits the holder or holders of any Indebtedness under such Primary Credit Facility or an agent therefor to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof (or automatically causes such Indebtedness to so accelerate or be required to be purchased) and which either (i) is similar to any Default or Event of Default contained in paragraph 7A of this Agreement, or related definitions in this paragraph 10B, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to the Company or any Subsidiary, have a shorter grace period or are more beneficial to the holders of such Indebtedness than as set forth herein (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7A of this Agreement, or the related definitions in this paragraph 10B.

“Affiliate” shall mean (i) with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person, except a Subsidiary of the Company shall not be an Affiliate of the Company, and (ii) with respect to Prudential Private Capital, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. then acts as investment advisor or portfolio manager.

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable EBITDA” shall mean, at any time, Consolidated EBITDA for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the most recent Test Period.

“Bank Agent” shall have the meaning given to the term “Administrative Agent” in the Credit Agreement.

“Bankruptcy Law” shall have the meaning given in clause (viii) of paragraph 7A.

“Banks” shall mean the “Lenders” under the Credit Agreement.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations or finance lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean a Subsidiary of the Company established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Company or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses.

“CFC” shall mean a Foreign Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean a Domestic Subsidiary of the Company that (a) has no material assets other than (i) the Equity Interests in one or more (x) Foreign Subsidiaries that are CFCs or (y) other CFC Holding Companies, (ii) Indebtedness issued by one or more (x) Foreign Subsidiaries that are CFCs or (y) other CFC Holding Companies and (iii) cash and Permitted Investments and other assets being held on a temporary basis incidental to the holding of assets described in clauses (i) and (ii) of this definition, and (b) does not Guarantee or otherwise provide any credit support for any Material Indebtedness of the Company or any Subsidiary; provided, that, for the avoidance of doubt, a Subsidiary that would otherwise qualify as a CFC Holding Company will not fail to so qualify due to the temporary receipt of cash payments in respect of equity interests or Indebtedness in a CFC or other CFC Holding Company so long as such Subsidiary promptly distributes such cash.

“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of the Company; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of closing, nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Company or (ii) appointed by directors so nominated, appointed or approved; (c) the acquisition of direct or indirect Control of the Company by any Person or group; or (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).

“closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Transaction Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Collateral Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

“Collateral Documents” shall mean, collectively, the Security Agreement and all other agreements, instruments and documents executed, delivered or otherwise prepared in connection with this Agreement or the Notes that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by any Transaction Party and delivered to the Collateral Agent.

“Company” shall have the meaning given in the introductory paragraph.

“Compliance Certificate” shall mean a certificate of a Financial Officer in the form of Exhibit E hereto or any other form approved by the Required Holder(s).

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) all LIFO inventory-related non-cash expense adjustments for such period, (v) all non-cash pension settlement charges for such period and (vi) any unusual or non-recurring non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period), minus (b) without duplication and to the extent included in Consolidated Net Income, (i) all LIFO inventory-related non-cash credit for such period, (ii) any unusual or non-recurring gains and any non-cash items of income for such period and (iii) all cash payments made during such period on account of non-cash charges or expenses that were accruals or reserves added to Consolidated Net Income pursuant to clause (a)(iv), (v) or (vi) above in a prior period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions.

“Consolidated Total Assets” shall mean, at any date, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” shall mean, at any date, the aggregate principal amount of total Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined for the Company and its Subsidiaries on a consolidated basis at such date, in accordance with GAAP.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” shall have the meanings correlative thereto.

“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Credit Agreement” shall mean the “Amended and Restated Senior Secured Credit Agreement”, dated as of May 31, 2024, among, among others, the Company, the other Transaction Parties party thereto, the Banks and the Bank Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Default” shall mean the occurrence of any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 8.40%, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior payment in full of the Notes and the other obligations under this Agreement (other than unasserted contingent indemnification obligations that by their terms survive), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior payment in full of the Notes and the other obligations under this Agreement (other than unasserted contingent indemnification obligations that by their terms survive)), in whole or in part, or (c) is or becomes automatically or at the option of the holder convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is ninety-one (91) days after the Maturity Date in effect at the time of issuance; provided that if such Equity Interests are issued to any current or former employees, consultants, directors, officers or members of management or pursuant to a plan for the benefit of current or former employees, consultants, directors, officers or members of management of the Company (or any direct or indirect parent thereof), the Company or its Subsidiaries or by any such plan to such current or former employees, consultants, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, consultants’, directors’, officers’ or management members’ termination, death or disability.

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Domestic Transaction Party” shall mean the Company and each other Transaction Party that is a Domestic Subsidiary.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, Release or threatened Release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under section 414(b) or (c) of the Code or section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Company or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical status, within the meaning of Title IV of ERISA.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Excess Leverage Fee” shall have the meaning given in paragraph 5N(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Property” shall mean:

(a) property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained, in each case, other than proceeds thereof and other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition;

(b) assets of and equity interests in any Person (other than a Wholly-Owned Subsidiary) to the extent a security interest is not permitted to be granted by the terms of such Person’s organizational documents or joint venture documents, in each case, to the extent such prohibition is not rendered unenforceable pursuant to the UCC or other applicable law notwithstanding such prohibition and to the extent such prohibition was not effected solely for the purpose of avoiding the requirements of the Transaction Documents;

(c) leases, licenses or permits or agreements to the extent that, and so long as, a grant of a security interest therein, or in the property or assets that secure the underlying obligations with respect thereto (x) is prohibited by applicable law, other than to the extent such prohibition is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (y) would violate or invalidate such lease, license, permit or agreement, or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of their respective Subsidiaries or any Affiliate thereof) that has not been obtained (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), in each case, other than the proceeds thereof, and only to the extent that and for so long as such limitation on such pledge or security interest is otherwise permitted under the Transaction Documents;

(d) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition (but excluding proceeds of any such governmental license or other property or asset), or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law);

(e) Margin Stock;

(f) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(g) any deposit account, securities account or commodities account that (w) has an average daily balance of less than $50,000, (x) is used exclusively for the purpose of funding payroll, employee benefits, withholding taxes, or other fiduciary obligations of a Transaction Party, (y) is a zero balance account, or (z) is an escrow account, trust account or otherwise maintained solely for the benefit of third parties as cash collateral for obligations owing to such third parties or to establish or maintain escrow amounts for third-parties pursuant to transactions permitted hereunder;

(h) other than in respect of the Equity Interests of any Transaction Party, (x) any percentage in excess of 65% of each class of the Equity Interests of any CFC, any Subsidiary of a CFC, and any CFC Holding Company, in each case, entitled to vote (within the meaning of Treas. Reg. Sec. 1.956-2(c)(2)), solely to the extent that pledging more than 65% of the total outstanding voting Equity Interests of such CFC, such Subsidiary of a CFC or such CFC Holding Company would result in material adverse tax consequences to the Transaction Parties and (y) any Equity Interests of any CFC, any subsidiary of a CFC, and any CFC Holding Company, in each case, that is an Immaterial Subsidiary;

(i) any fee simple or leasehold interest in any real property;

(j) motor vehicles and other assets subject to a certificate of title;

(k) aircraft; and

(l) other assets if, and for so long as, in each case, reasonably agreed by the Required Holder(s), the cost of creating or perfecting such pledges or security interests in such assets exceed the practical benefits to be obtained by the holders of the Notes therefrom.

Notwithstanding the foregoing, “Excluded Property” shall not include proceeds, substitutions or replacements of any Excluded Property unless such proceeds, substitutions or replacements would independently constitute Excluded Property.

“Excluded Subsidiary” shall mean any: (i) Captive Insurance Subsidiary; (ii) not-for-profit Subsidiary; (iii) Immaterial Subsidiary; (iv) Subsidiary that is not a Wholly-Owned Subsidiary; (v) other Subsidiary to the extent the Required Holder(s) reasonably determine that the cost and/or burden of obtaining the Guarantee of such Subsidiary outweigh the benefit to the holders of the Notes, (vi) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Company, any direct or indirect parent entity of the Company or any of the Company’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Company in consultation with the Required Holder(s), (vii) Foreign Subsidiaries formed after the date of this Agreement solely for the purpose of, and having no operations or assets other than, holding employees in a certain jurisdiction outside the United States and maintaining an office lease for such employees, and (viii) those certain Foreign Subsidiaries set forth on Schedule 10B. Notwithstanding the foregoing, no Subsidiary shall constitute an Excluded Subsidiary if (either at the time of designation or thereafter) (x) the primary purpose of such designation is (A) to evade the collateral or guarantee requirements under the Transaction Documents for such Subsidiary with no other justifiable business purpose, or (B) to raise (or to facilitate the raising of) capital for (or any parent of) the Company or its Subsidiaries or (y) such Subsidiary Guarantees or otherwise provides credit support for any Material Indebtedness or Subordinated Indebtedness of the Company or any Subsidiary.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” shall mean

(a) the government of

(ii) the United States of America or any state or other political subdivision thereof, or

(iii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(a) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Guaranteed Obligations” shall mean the Notes and all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Purchasers and the holders of the Notes in endeavoring to collect all or any part of the Notes from, or in prosecuting any action against, the Company, any Guarantor or any other guarantor of all or any part of the Notes.

“Guarantor” shall mean each Subsidiary Guarantor and each other Person which may from time to time be a party to the Guaranty as a guarantor thereunder.

“Guaranty” shall mean paragraph 11 of this Agreement.

“Hazardous Materials” shall mean (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Hostile Acquisition” shall mean (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Immaterial Subsidiary” shall mean, at any time of determination, any Subsidiary that is not a Material Subsidiary.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this Agreement, other than the definition of Consolidated Total Indebtedness, shall be valued at the maximum potential amount payable with respect to each such earn-out, and with respect to the definition of Consolidated Total Indebtedness, shall be valued in accordance with GAAP), (l) any other Off-Balance Sheet Liability and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Intercreditor Agreement” shall have the meaning given in paragraph 3A(ii) hereof.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) Consolidated EBITDA to (b) cash Consolidated Interest Expense, in each case, for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date and all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Inventory” shall have the meaning assigned to such term in the Security Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Joinder Agreement” shall mean a Joinder Agreement in substantially the form of Exhibit D or any other form approved by the Required Holder(s).

“Leverage Fee Period” shall have the meaning given in paragraph 5N(i).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” shall mean any Acquisition or other Investment that the Company or one or more of its Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing; provided that, in the event the consummation of any such Acquisition or Investment shall not have occurred within sixty (60) days following the signing of the applicable contractual commitment, such Acquisition or Investment shall no longer constitute a Limited Condition Transaction for any purpose.

“Margin Stock” shall mean margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Acquisition” shall mean any Permitted Acquisition having total consideration in excess of $75,000,000.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Transaction Party to perform any of its obligations under this Agreement, the Notes or any other Transaction Document, (c) the Collateral, or the Collateral Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the holders of the Notes under this Agreement, the Notes or any other Transaction Document.

“Material Indebtedness” shall mean (a) Indebtedness under the Credit Agreement and (b) any other Indebtedness (other than the Notes) or obligations in respect of one or more Swap Agreements of any of the Transaction Parties and/or any of their Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Transaction Parties and/or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Transaction Parties or such Subsidiaries would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” shall mean, as of any date of determination, each Subsidiary (together with its Subsidiaries), which, (i) during the most recent Test Period, contributed greater than ten percent (10%) of Consolidated EBITDA for such Test Period or (ii) contributed greater than ten percent (10%) of Consolidated Total Assets as of the last day of the most recent Test Period; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of Consolidated EBITDA for any such Test Period or twenty percent (20%) of Consolidated Total Assets as of the last day of any such Test Period, the Company (or, in the event the Company has failed to do so within ten (10) days, the Required Holder(s)) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Maturity Date” shall have the meaning given in paragraph 1.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Proceeds” shall mean, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a taking by eminent domain, condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Secured Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Transaction Party” shall mean, at any time, any Subsidiary that is not a Transaction Party at such time.

“Non-U.S. Plan” shall mean any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Portion” shall mean, with respect to any event giving rise to an offer to prepay pursuant to paragraph 4E, a percentage expressed as a fraction, the numerator of which equals the aggregate outstanding principal amount of the Notes on the date of such event and the denominator of which equals the sum of the aggregate outstanding principal amount of the Notes on such date plus the average daily amount of the Aggregate Revolving Exposure (as defined in the Credit Agreement in effect on the date hereof) for the 30 day period then ended plus the aggregate outstanding principal amount of all Term Loans (as defined in the Credit Agreement in effect on the date hereof) on such date, in each case as determined as of the date of any offer to prepay made pursuant to paragraph 4E.

“Notes” shall have the meaning given in paragraph 1 hereof.

“OFAC” shall mean Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Liability” of a Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Officer’s Certificate” shall mean a certificate signed, if in the name of the Company, by its President, one of its Vice Presidents or its Treasurer, and, if in the name of any other Transaction Party, by its Chairman, President, one of its Vice Presidents or its Treasurer.

“Original Indebtedness” shall have the meaning assigned to such term in paragraph 6A(vi).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” shall mean any Acquisition by any Transaction Party in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a Hostile Acquisition;

(b) the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Transaction Parties are engaged on the date of closing and any business activities that are substantially similar, related, or incidental thereto;

(c) subject to paragraph 10C, both before and immediately after giving effect (including giving effect on a Pro Forma Basis) to such Acquisition and any Indebtedness incurred or assumed in connection therewith, (i) each of the representations and warranties in the Transaction Documents is true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) (except any such representation or warranty which relates to a specified prior date, which representation and warranty shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of such prior date), (ii) no Default or Event of Default then exists or would result therefrom, (iii) the Total Leverage Ratio is not greater than 3.25 to 1.00 and (iv) the Company is in compliance on a Pro Forma Basis with the financial covenants set forth in paragraph 6L;

(d) as soon as available, but not less than thirty (30) days prior to such Acquisition, the Company has provided the holders of the Notes (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Required Holder(s) including pro forma financial statements and statements of cash flow;

(e) the aggregate consideration paid or payable in respect of all Permitted Acquisitions of Excluded Subsidiaries that do not become Transaction Parties and Excluded Property ((x) including without limitation, all transaction costs, assumed Indebtedness and liabilities incurred, assumed or reflected on a consolidated balance sheet of the Company and its Subsidiaries after giving effect to such Acquisition and the maximum amount (to the extent such maximum amount is stated, and if not stated, then the reasonably anticipated amount) of all earn-out obligations and other deferred payments, but (y) excluding consideration payable in shares constituting Qualified Stock of the Company) shall not exceed $35,000,000 during the term of this Agreement;

(f) other than with respect to Excluded Subsidiaries and Excluded Property (subject to the foregoing clause (e)), as applicable, either (i) such acquired Person becomes a Subsidiary, (ii) such acquired assets become Collateral or (iii) such acquired Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets, or transfers or conveys assets constituting a business unit, line of business or division of such Person, to, or is liquidated into, the Company or a Subsidiary;

(g) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(h) if such Acquisition involves a merger or a consolidation involving any Transaction Party, such Transaction Party shall be the surviving entity (provided that any such merger or consolidation involving the Company shall result in the Company as the surviving entity); and

(i) the Company shall have delivered to the Required Holder(s) the final executed documentation relating to such Acquisition promptly following the consummation thereof.

“Permitted Encumbrances” shall mean:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with paragraph 5H;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with paragraph 5H;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (xiii) of paragraph 7A;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Subsidiary;

(h) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods; and

(k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clauses (d) and (e) above.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prepayment Event” shall mean:

(a) any sale, transfer or other Disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of any Transaction Party, other than Dispositions described in paragraph 6E(i); or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Transaction Party; or

(c) the incurrence by any Transaction Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under paragraph 6A.

“Primary Credit Facility” shall mean (i) the Credit Agreement, (ii) any other agreement under which Indebtedness of any Transaction Party or any Subsidiary in an aggregate amount of $10,000,000 or more is outstanding or which provides for a commitment to make loans, advances or other financial accommodations to any Transaction Party or any Subsidiary in an aggregate amount of $10,000,000 or more and (iii) any credit facility that replaces or refinances the Credit Agreement or any other Primary Credit Facility.

“Pro Forma”, “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio in accordance with paragraph 10C.

“Proceeding” shall mean any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Projections” shall have the meaning assigned to such term in paragraph 5A(iii).

“Proposed Prepayment Date” shall have the meaning given in paragraph 4E(4) hereof.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchasers” shall have the meaning given in the introductory paragraph hereof.

“Qualified Stock” of any Person shall mean Equity Interests of such Person other than Disqualified Stock of such Person.

“Refinance Indebtedness” shall have the meaning assigned to such term in paragraph 6A(vi).

“Regulation D” shall mean Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

“Requirement of Law” shall mean, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean the president, any Financial Officer or any other officer of the Company involved principally in its financial administration or its controllership function.

“Restricted Debt” shall mean any Subordinated Indebtedness, Disqualified Stock or unsecured Indebtedness.

“Restricted Debt Payment” shall have the meaning set forth in paragraph 6H(ii).

“Restricted Payment” shall mean, as the case may be, (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary or (ii) the payment of any management, advisory, transaction services, monitoring, bonus or similar fees, howsoever designated, or the payment of any costs, expenses and indemnities under any management, advisory, monitoring or similar agreement.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” shall have the meaning assigned to such term in paragraph 6F.

“SEC” shall mean the Securities and Exchange Commission of the U.S.

“Secured Obligations” shall mean the “Obligations” as defined in the Intercreditor Agreement.

“Secured Parties” shall mean the “Creditors” as defined in the Intercreditor Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” and “Security Agreements” shall have the meaning given in paragraph 3A(iii) hereof.

“Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, and (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

“Solvent” shall mean, with respect to any Person at any time, that at such time (i) the sum of the debts and liabilities (including, without limitation, contingent liabilities of such Person) is not greater than all of the assets of such Person at a fair valuation, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person’s property constitutes or would constitute unreasonably small capital, and (v) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any law, rule or regulation that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors’ rights, fraudulent conveyance or fraudulent transfers or preferences.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subordinated Indebtedness” of a Person shall mean any Indebtedness of such Person, the payment of which is subordinated to payment of the Notes.

“subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” shall mean any direct or indirect subsidiary of the Company or of any other Transaction Party, as applicable.

“Subsidiary Guarantor” shall mean the Company’s Subsidiaries party hereto as Subsidiary Guarantors as of the date of closing and any other Subsidiary that becomes a party to this Agreement pursuant to a Joinder Agreement; provided that, unless required by paragraph 5M, no Excluded Subsidiary shall constitute a Subsidiary Guarantor.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Test Period” shall mean, at any time, the period of four consecutive fiscal quarters ended on or most recently prior to such time for which financial statements have been or are required to be delivered to the Significant Holders pursuant to paragraph 5A(i) or (ii) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to paragraph 5A(i) or (ii), the most recent financial statements referred to in paragraph 8B).

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Total Indebtedness on such date minus Unrestricted Cash on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

“Transaction Documents” shall mean this Agreement, the Notes, the Intercreditor Agreement, the Company’s Acknowledgment to Intercreditor Agreement, the Guaranty, the Collateral Documents and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate of the Company in connection with this Agreement.

“Transaction Party” shall mean the Company or any Guarantor.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Triggering Quarter” shall have the meaning given in paragraph 5N(i).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unrestricted Cash” shall mean, as of any date of determination, the amount of the Domestic Transaction Parties’ unrestricted cash and Permitted Investments solely to the extent in excess of $10,000,000, but in any event, in an aggregate amount not to exceed $25,000,000 that is (a) on deposit with one or more financial institutions in the U.S. and (b) not encumbered by or subject to any other Lien, setoff, counterclaim, recoupment, defense or other right in favor of any Person (other than (i) a Lien securing the Secured Obligations, and (ii) banker’s Liens relating to the establishment of depository relations in the ordinary course and not given in connection with the issuance of Indebtedness).

“U.S.” shall mean the United States of America.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness, Disqualified Stock or preferred stock; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, Disqualified Stock or preferred stock that is being modified, refinanced, refunded, renewed, replaced or extended (the “ Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Wholly-Owned” shall mean, with respect to any Person, a subsidiary of such Person, 100% of the outstanding Equity Interests or other ownership interests of which (other than (x) directors’ qualifying shares or other ownership interests and (y) a nominal number of shares or other ownership interests issued to foreign nationals to the extent required by applicable laws) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

10C. Accounting and Legal Principles, Terms and Determinations, Pro Forma Adjustments.

(i) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced. For purposes of determining compliance with this Agreement (including, without limitation, Article 5, Article 6 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(ii) To the extent the Company or any Subsidiary (a) makes any acquisition permitted pursuant to paragraph 6D or Disposition of assets outside the ordinary course of business permitted by paragraph 6E during the period of four fiscal quarters of the Company most recently ended or (b) consummates any transaction that requires any pro forma calculation as a condition thereto or in connection therewith under the terms of this Agreement, then, in each case, (x) the Total Leverage Ratio and Interest Coverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the Disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with (but without giving effect to any “management’s adjustments” under) Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer), as if such acquisition, such Disposition or such other transaction (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period, but in all cases subject to the terms and conditions (including any caps or other limitations) set forth in the definition of Consolidated EBITDA and any defined terms used therein, (y) unless otherwise expressly required hereunder, such pro forma calculation shall be determined by reference to the financial statements for the Test Period ended on or most recently prior to such calculation and (z) any such calculation made by reference to, or requiring pro forma compliance with, any of the financial covenants shall be made by reference to the applicable financial covenant levels required under paragraph 6L (without giving effect to any Adjusted Covenant Period (other than in the case of determining satisfaction of the conditions to a Permitted Acquisition)) for the quarter during which such acquisition, Disposition or other transaction was consummated (or, if there is no financial covenant required to be tested during such fiscal quarter, the financial covenant level for the first testing period scheduled to occur after the date of such calculation). In addition to the foregoing, and notwithstanding anything in this Agreement to the contrary, to the extent any Indebtedness is incurred or assumed in connection with any transaction permitted hereunder, any pro forma determination of the Total Leverage Ratio or compliance with the financial covenants required to be made under this Agreement in connection with such transaction shall be made without including the proceeds of such incurred or assumed Indebtedness as Unrestricted Cash.

(iii) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(a) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Total Leverage Ratio and Interest Coverage Ratio;

(b) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets); or

(c) determining the accuracy of any representation or warranty or the existence of any Default or Event of Default,

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, the Company or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket or other provision, such ratio, test or basket shall be deemed to have been complied with; provided, however, that notwithstanding the foregoing and/or any LCT Election, no an Event of Default pursuant to clause (i), (ii), (viii), (ix), (x) and (xvi) of paragraph 7A shall be continuing immediately prior to or after giving effect to the consummation of any Limited Condition Transaction on the date of such consummation. For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets or other provision for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket or other provision, including due to fluctuations in Consolidated EBITDA, Consolidated Interest Expense or Consolidated Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a pro forma basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assuming such Limited Condition Transaction and other transactions (including any funding, incurrence or assumption of the Notes or other Indebtedness) in connection therewith have been consummated.

11. GUARANTY AGREEMENT.

11A. Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the holders of the Notes, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

11B. Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require any Purchaser or any holder of a Note to sue the Company, any Guarantor, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

11C. No Discharge or Diminishment of Guaranty.

(i) Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the existence, structure or ownership of the Company or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, the Collateral Agent, any Purchaser, any holder of the Notes, or any other Person, whether in connection herewith or in any unrelated transactions.

(ii) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(iii) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent, any Purchaser or any holder of a Note to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Company for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Collateral Agent, any Purchaser or any holder of a Note with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full of the Guaranteed Obligations).

11D. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Company or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Company, any Guarantor or any other Obligated Party, other than the payment in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Collateral Agent shall, at the election of the Required Holder(s), foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guaranty, except to the extent the Guaranteed Obligations have been paid in full. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.

11E. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Transaction Parties and the Guarantors have fully performed all their obligations to the Collateral Agent, the Purchasers and the holders of the Notes.

11F. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Collateral Agent, the Purchasers and the holders of the Notes are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Required Holder(s).

11G. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of the Collateral Agent, any Purchaser or any holder of a Note shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

11H. Release of Guarantors.

(i) A Subsidiary Guarantor shall automatically be released from its obligations under the Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Holder(s) shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Furthermore, the holders of Notes may, upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Guaranty if such Subsidiary Guarantor constitutes an Excluded Subsidiary (other than an Excluded Subsidiary of the type described in clause (iv) of the definition thereof, unless such Subsidiary either (a) becomes non-Wholly-Owned pursuant to a bona fide equity investment by a non-Affiliate third-party or (b) becomes a bona fide joint venture with a non-Affiliated third party as determined in good faith by the Company in consultation with the Required Holder(s)); provided that no such release shall occur if (x) the primary purpose of the designation of Subsidiary Guarantor as an Excluded Subsidiary is (A) to evade the collateral or guarantee requirements under the Transaction Documents for such Subsidiary with no other justifiable business purpose, or (B) to raise (or to facilitate the raising of) capital for (or any parent of) the Company or its Subsidiaries or (y) such Subsidiary Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor or provide any credit support in respect of any Material Indebtedness or Restricted Debt of any Transaction Party or any Subsidiary.

(ii) Upon payment in full of all Guaranteed Obligations, the Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(iii) In connection with any termination or release pursuant to this paragraph 11H, the Required Holder(s) shall (and is hereby irrevocably authorized by each holder of a Note to) execute and deliver to any Transaction Party, at such Transaction Party’s expense, all documents that such Transaction Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this paragraph 11H shall be without recourse to or warranty by any holder of a Notes.

11I. Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this paragraph 11I), the Collateral Agent, Purchaser, or holder of Note (as the case may be) receives the amount it would have received had no such withholding been made.

11J. Maximum Liability. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

11K. Contribution.

(i) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment, the payment in full of the Guaranteed Obligations and the termination of this Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(iii) This paragraph 11K is intended only to define the relative rights of the Guarantors, and nothing set forth in this paragraph 11K is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Guarantors against other Guarantors under this paragraph 11K shall be exercisable upon the payment in full of the Guaranteed Obligations and the termination of this Agreement.

11L. Liability Cumulative. The liability of each Transaction Party as a Guarantor under this paragraph 11 is in addition to and shall be cumulative with all liabilities of each Transaction Party to the Collateral Agent, the Purchasers and the holders of the Notes under this Agreement and the other Transaction Documents to which such Transaction Party is a party or in respect of any obligations or liabilities of the other Transaction Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12. MISCELLANEOUS.

12A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, and any other amounts becoming due hereunder or under any other Transaction Document, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

12B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Transaction Parties shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Notes;

(ii) document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii) the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Collateral Agent to enforce) any rights under this Agreement, the Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case or in connection with any prepayment of the Notes;

(iv) all costs and expenses, including without limitation reasonable attorneys’ fees, of preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Collateral Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes; and

(v) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Transaction Parties also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Capital Markets & Investment Analysis Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Capital Markets & Investment Analysis Office or any successor organization acceding to the authority thereof.

The obligations of the Transaction Parties under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

12C. Consent to Amendments. This Agreement may be amended, and any Transaction Party may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Transaction Party shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall (i) change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, in each case in any manner detrimental to, or disproportionate with respect to, any holder of a Note, or (ii) change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any Transaction Party or any of its Subsidiaries and the holder of any Note nor any delay in exercising any rights hereunder or under any other Transaction Document Note shall operate as a waiver of any rights of any holder of any Note. Without limiting the generality of the foregoing, no negotiations or discussions in which any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or any other Transaction Document shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any other Transaction Documents or any rights of any such holder under this Agreement or any other Transaction Document. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

12D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential Private Capital or any of Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall promptly, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall promptly, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

12F. Confidential Information. For the purposes of this paragraph 12F, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Transaction Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of any Transaction Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Transaction Party or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5A that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 12F, (iii) any other holder of any Note or any other security of any Transaction Party, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12F), (v) any Person from which it offers to purchase any security of any Transaction Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12F), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any successor thereto (the “NAIC”) or the Capital Markets & Investment Analysis Office of the NAIC or any successor to such Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this

Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 12F as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 12F.

In the event that as a condition to receiving access to information relating to any Transaction Party or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 12F, this paragraph 12F shall not be amended thereby and, as between such Purchaser or such holder and any Transaction Party, this paragraph 12F shall supersede any such other confidentiality undertaking.

12G. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or in any other Transaction Documents or made in writing by or on behalf of the Company or any Guarantor in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the other Transaction Documents and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

12H. Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

12I. Independence of Covenants; Beneficiaries of Covenants. All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by any Transaction Party or any Subsidiary which would result in a Default or Event of Default. The covenants of the Transaction Parties contained in this Agreement are intended to be only for the benefit of the Purchasers and the holders from time to time of the Notes, and their respective successors and assigns (including, without limitation, any Transferee), and are not intended to be for the benefit of, or enforceable by, any other Person.

12J. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company or any other Transaction Party, addressed to it at 600 South Airport Road Mansfield, Ohio 44903, Attention: James C. Kerr, Chief Financial Officer, Email: jim.kerr@gormanrupp.com and Attention: Brigette A. Burnell, General Counsel, Email: brigette.burnell@gormanrupp.com, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

12K. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on, Excess Leverage Fee or Yield-Maintenance Amount payable with respect to any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of, or any date for a principal prepayment on, any Note is other than a Business Day, then all payments due on such Note on such maturity date or principal prepayment date that are to be made on such next succeeding Business Day shall include such additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

12L. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of a Note or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

12M. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER SOUNDING IN CONTRACT OR TORT) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

12N. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH TRANSACTION PARTY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH TRANSACTION PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 12J, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. EACH TRANSACTION PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY TRANSACTION PARTY IN ANY OTHER JURISDICTION. EACH TRANSACTION PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY TRANSACTION PARTY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), EACH TRANSACTION PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH TRANSACTION PARTY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING IN CONNECTION WITH ANY CLAIMS OR DISPUTES RELATING THERETO, WHETHER SOUNDING IN CONTRACT OR TORT).

12O. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12P. Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the other Transaction Documents, that such party has discussed this Agreement and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement and the other Transaction Documents have been resolved as set forth herein and therein. No provision of this Agreement or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. Time is of the essence in the performance of this Agreement and the other Transaction Documents.

12Q. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

12R. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or any Transaction Party of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

12S. Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Transaction Parties and their respective Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Transaction Parties. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

12T. Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

12U. Transaction References. The Company agrees that Prudential Private Capital may (i) refer to its role in originating the purchase of the Notes from the Company as well as the identity of the Company and the aggregate principal amount and issue date of the Notes on its internet site, social media channels, or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Company’s corporate logo in conjunction with any such reference.

12V. Payments Free and Clear of Taxes. The Company will pay all amounts of principal of, Excess Leverage Fee, if any, Yield Maintenance Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction of incorporation or the jurisdiction in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called “Indemnified Taxes”). If any Indemnified Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Indemnified Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Indemnified Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any Indemnified Taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The obligations of the Company under this paragraph 12V shall survive the payment and performance of the Notes and the termination of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURES ON THE FOLLOWING PAGE.]

12W. Binding Agreement. When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.

Very truly yours,

ISSUER:

THE GORMAN-RUPP COMPANY

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

PATTERSON PUMP COMPANY

By:
Name:
Title:

AMT PUMP COMPANY

By:
Name:
Title:

NATIONAL PUMP COMPANY

By:
Name:
Title:

FILL-RITE COMPANY

By:
Name:
Title:

The foregoing Agreement is

hereby accepted as of the

date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	PGIM, Inc. (as Investment Manager)

By:
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)

By:	PGIM Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

2

PURCHASER SCHEDULE

The Gorman-Rupp Company

6.40% Senior Notes due 31 May 2031

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	UNITED OF OMAHA LIFE INSURANCE COMPANY	$15,000,000.00	$15,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA New York, NY
For further credit to Company Name: United of Omaha Life Insurance Company

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA
New York, NY
Account Name: United of Omaha Life Insurance Co.

(3)	Address for all communications and notices:

PGIM Private Placement Investors, L.P.
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

1

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

JPMorgan Chase Bank

14201 Dallas Parkway - 13th Floor

Dallas, TX 75254-2917

Attention: Income Processing - G. Ruiz

a/c: G09588 United of Omaha

(4)	Address for Delivery of Notes:

(a)

Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank NA

780 Delta Drive

Mail Code: CIB Inbound LA4-0099

Monroe LA 71203

Please include in the cover letter accompanying the Notes a

reference to the Purchaser’s account number (United of

Omaha Life Insurance Company)

	(b)	Send copy by email:

Scott Barnett scott.barnett@prudential.com (312) 540-5428

and

Private.Disbursements@Prudential.com

(5)	Tax Identification No.: 47-0322111

2

PURCHASER SCHEDULE

The Gorman-Rupp Company

6.40% Senior Notes due 31 May 2031

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$15,000,000.00	$15,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA1 New York, NY
Account Name: Prudential Managed Portfolio

(2)	Address for all communications and notices:

The Prudential Insurance Company of America
c/o Prudential Private Capital
Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601

Attention: Managing Director
cc: Vice President and Corporate Counsel

[1]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan	Chase Bank, NA
New	York, NY
Account	Name: North American Insurance

3

and for all notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

13th Floor—South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc. 655 Broad Street 17th Floor - South Tower Newark, NJ 07102 Attention: Trade Management Manager

(b) Send copy by email to:

Scott Barnett scott.barnett@prudential.com (312) 540-5428

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 22-1211670

(5)

External audit confirmations of loan balances for transactions closed by PPC should be sent to the address(es) outlined below.

Via e-mail (preferred):

PPCauditconfirms@prudential.com

By U.S. Mail:

PGIM Private Placement Operations

655 Broad Street, 14th Floor South

Mail Stop # NJ 08-14-75

Newark, New Jersey 07102-5096

Attn: PPC Audit Confirmation Coordinator

For any questions or assistance with audit confirmations, please contact our centralized audit confirmation telephone number, (973) 367-7561.

4

EXHIBIT A

[FORM OF NOTE]

THE GORMAN-RUPP COMPANY

6.40% SENIOR SECURED NOTE DUE MAY 31, 2031

No. _____	[Date]
$________	PPN: 383082 A*5

FOR VALUE RECEIVED, the undersigned, THE GORMAN-RUPP COMPANY, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of _________________________ DOLLARS on May 31, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 6.40% per annum from the date hereof, payable semiannually on the last day of May and November in each year, commencing with the May 31 or November 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the Maturity Date and (b) (i) on any overdue payment (including any overdue prepayment) of principal, Excess Leverage Fee, any overdue payment of Yield-Maintenance Amount, any overdue payment of interest (to the extent permitted by applicable law), and (ii) during any period when an Event of Default shall be in existence, at the election of the Required Holder(s), on the entire principal balance hereof, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 8.40% or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to a Note Agreement, dated as of May 31, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, herein called the “Agreement”), among the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the

A-1

transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement, but not otherwise.

This Note is secured by, and entitled to the benefits of, the Collateral Documents and is guaranteed pursuant to one or more Guaranty Agreements executed by certain guarantors. Reference is made to the Collateral Documents for a statement concerning the terms and conditions governing the collateral security for the obligations of the Company hereunder and reference is made to such Guaranty Agreements for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

THE GORMAN-RUPP COMPANY

By:
Title:

A-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]

[On Company Letterhead - place on one page]

[Date]

The Prudential Insurance Company of America

United of Omaha Life Insurance Company

c/o Prudential Private Capital

Two Prudential Plaza

Chicago, Illinois 60601

Re: 6.40% Senior Secured Notes due May 31, 2031 (the “Notes”)

Ladies and Gentlemen:

Reference is made to that certain Note Agreement (the “Note Agreement”), dated May 31, 2024, between The Gorman-Rupp Company, an Ohio corporation (the “Company”), the Guarantors from time to time party thereto and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

You are hereby irrevocably authorized and directed to disburse the $___________ purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of ______________, account no. _____________.

Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

Very truly yours,

THE GORMAN-RUPP COMPANY

By:
Title:

B-1

EXHIBIT C

[FORM OF OPINION OF TRANSACTION PARTIES’ COUNSEL]

[See attached]

C-1

EXHIBIT D

[FORM OF JOINDER AGREEMENT]

JOINDER AGREEMENT

THIS JOINDER No. ______ (this “Joinder”), dated as of [_______], 20[__], is entered into between [_________], a [______________] (the “ New Transaction Party”), to that certain Note Agreement dated as of May 31, 2024 (as the same may be amended, modified, extended or restated from time to time, the “Note Agreement”) among THE GORMAN-RUPP COMPANY (the “Company”), the other Transaction Parties party thereto, and the holders of the Notes. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Agreement.

1. In accordance with the requirements of paragraph 5L of the Note Agreement, the New Transaction Party hereby agrees that effective as of the date hereof, it hereby joins in and is and shall be deemed to be a Guarantor and a Transaction Party under the Note Agreement and the other applicable Transaction Documents. The New Transaction Party has assumed the obligations of a Guarantor under the Note Agreement and the other applicable Transaction Documents, and a Guarantor and Transaction Party under each of the other applicable Transaction Documents to which any Guarantor is a party, and the New Transaction Party shall perform, comply with and be subject to and bound by each of the terms, agreements, covenants and conditions of: (a) the Note Agreement, on a joint and several basis with the existing Transaction Parties party thereto, and (b) each of the other applicable Transaction Documents, on a joint and several basis with the existing Guarantor party thereto, in each case of clauses (a) through (b) as such applicable Transaction Document is in effect as of the date hereof, as such with the same force and effect as if it were an original signatory to the Note Agreement and each other applicable Transaction Document.

2. Without limiting the generality of Section 1, the New Transaction Party hereby represents and warrants that: (i) each of the representations and warranties with respect to a Guarantor set forth in paragraph 8 of the Note Agreement is true and correct as to the New Transaction Party on and as of the date hereof as if made on and as of the date hereof by the New Transaction Party and (ii) the New Transaction Party has heretofore received a true and correct copy of the Note Agreement and each of the other Transaction Documents (including any amendments, revisions, modifications supplements or waivers thereto) as in effect on the date hereof. The Note Agreement is hereby incorporated herein by reference.

3. The New Transaction Party represents and warrants to any holder of a Note that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4. In furtherance of the foregoing, the New Transaction Party shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents, and do or cause to be done such further acts, as may be reasonably necessary in the opinion of the Collateral Agent or the Required Holder(s) to carry out more effectively the provisions and purposes of this Joinder and the other Transaction Documents.

D-1

5. Except as expressly amended or supplemented hereby and by the schedules attached hereto (which schedules shall be limited to those pertaining to the Note Agreement or the other Transaction Documents), the Note Agreement, and the other applicable Transaction Documents are hereby ratified and confirmed and shall remain in full force and effect. Each reference to a Transaction Party and to a Guarantor in the Note Agreement and each other applicable Transaction Document shall be deemed to include the New Transaction Party.

6. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Joinder by facsimile or valid email (pdf) transmission shall be as effective as delivery of a manually-signed original thereof.

7. Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. All communications and notices hereunder to the Transaction Party shall be given to it at the address set forth under its signature below.

9. The terms of paragraphs 12M and 12N of the Note Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

10. This Joinder is a “Transaction Document” as such term is defined in the Note Agreement.

IN WITNESS WHEREOF, the New Transaction Party has executed this Joinder by its duly authorized officer as of the day and year first above written.

[signature block for New Transaction Party]

Address:

D-2

EXHIBIT E

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

THIS Compliance Certificate (this “Certificate”), for the period ended [_________] is furnished pursuant to that certain Note Agreement dated as of May 31, 2024 (as the same may be amended, modified, extended or restated from time to time, the “Note Agreement”) among THE GORMAN-RUPP COMPANY (the “Company”), the other Transaction Parties party thereto, and the holders of the Notes. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Agreement.

The undersigned certifies that:

1. I am the [    ] of the Company and I am authorized to deliver this Certificate on behalf of the Company and its Subsidiaries;

2. I have reviewed the terms of the Note Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of the Company and its Subsidiaries with the Note Agreement during the accounting period covered by the attached financial statements (the “ Relevant Period ”);

3. The attached financial statements of the Company and, as applicable, its Subsidiaries and/or Affiliates for the Relevant Period: (a) have been prepared on an accounting basis (the “Accounting Method”) consistent with the requirements of the Note Agreement and, except as may have been otherwise expressly agreed to in the Agreement, present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (b) to the extent that the attached are not the Company’s annual fiscal year end statements, are subject to normal year-end audit adjustments and the absence of footnotes;

4. The examinations described in Section 2 did not disclose and I have no knowledge of, except as set forth below, (a) the existence of any condition or event which constitutes a Default or an Event of Default under the Note Agreement or any other Transaction Document during or at the end of the Relevant Period or as of the date of this Certificate or (b) any change in the Accounting Method or in the application thereof that has occurred since the date of the annual financial statements delivered to the Significant Holders in connection with the closing of the Note Agreement or subsequently delivered as required in the Note Agreement;

E-1

5. I hereby certify that, except as set forth below, no Transaction Party has changed (i) its name, (ii) its chief executive office, (iii) its principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Collateral Agent and the holders of the Notes the notice required by the Security Agreement;

6. The representations and warranties of the Transaction Parties set forth in the Transaction Documents are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) only as of such earlier date;

7. Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

8. Described below are the exceptions, if any, referred to in Section 4 hereof by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event or (ii) change in the Accounting Method or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and the financial statements delivered with this Certificate in support hereof, are made and delivered this _______ day of _______, 20___.

E-2

SCHEDULE 6A

EXISTING INDEBTEDNESS

Capital leases for specific equipment securing amounts and secured by liens described on Schedule 6B.

6A-1

SCHEDULE 6B

EXISTING LIENS

Debtor Name	Secured Party Name	Filing No./Filing Date	Collateral Description
Fill-Rite Company	Hartwig	Ohio OH00272141076	Specific equipment
Fill-Rite Company[2]	Raymond Leasing Corporation	Delaware 2020 4872059	Specific equipment
Fill-Rite Company	Raymond Leasing Corporation	Ohio OH00266910938	Specific equipment
Fill-Rite Company	GreatAmerica Financial Services Corporation	Ohio OH00271156571	Specific equipment
The Gorman-Rupp Company	Sophos Payment Resources	Ohio OH00271711438	Specific equipment
The Gorman-Rupp Company	Gosiger Cleveland	Ohio OH00279259375	Specific equipment
Patterson Pump Company	Mazak Corporation	Ohio OH00269442524	Specific equipment
National Pump Company	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Ohio OH00263861283	Specific equipment

[2]	Listed in the name of Tuthill Corporation.

6B-1

SCHEDULE 6D

EXISTING INVESTMENTS

Intercompany Loans
Loaning Entity	Borrowing Entity	Date Issued	Agreed Amount	Lender’s 4/30/2024 Balance	Repaid at Closing?	Security Granted
The Gorman-Rupp Company	Gorman-Rupp International LLC	12/20/2013	USD $2,026,000	$2,130,614	No	No
The Gorman-Rupp Company	Gorman-Rupp Belgium SA	10/26/2018 and 2/25/2019	EUR $2,676,510	$1,878,263	No	No
The Gorman-Rupp Company	Gorman-Rupp Europe B.V.	4/20/2020	EUR $6,219, 290	$8,993,590	No	No

6D-1

SCHEDULE 6I

EXISTING TRANSACTIONS WITH AFFILIATES

None.

6I-1

SCHEDULE 6J

EXISTING RESTRICTIVE AGREEMENTS

None.

6J-1

SCHEDULE 8A(1)

CAPITALIZATION; SUBSIDIARIES

Name of Entity	Entity’s Relationship to Company	Jurisdiction of Organization and Type of Entity	Transaction Party, Material Subsidiary, or Excluded Subsidiary	Equity Interests	Primary Credit Facility Borrower, Co-Borrower, Obligor or Co-Obligor or Guarantor
The Gorman-Rupp Company	N/A	Ohio Corporation	Transaction Party	Common Stock listed on the NYSE	Yes

Patterson Pump Company	Wholly-Owned Subsidiary of The Gorman-Rupp Company	Ohio Corporation	Transaction Party	700 Shares of Common Stock	Yes

AMT Pump Company	Wholly-Owned Subsidiary of The Gorman-Rupp Company	Delaware Corporation	Transaction Party	5,000 Shares of Common Stock	Yes

The Gorman-Rupp International Company	Wholly-Owned Subsidiary of The Gorman-Rupp Company	Ohio Corporation	Excluded Subsidiary	500 Shares of Common Stock	No

National Pump Company	Wholly-Owned Subsidiary of The Gorman-Rupp Company	Ohio Corporation	Transaction Party	100 Shares of Common Stock	Yes

8A(1)-1

Name of Entity	Entity’s Relationship to Company	Jurisdiction of Organization and Type of Entity	Transaction Party, Material Subsidiary, or Excluded Subsidiary	Equity Interests	Primary Credit Facility Borrower, Co-Borrower, Obligor or Co-Obligor or Guarantor
Bayou City Pump Company	Wholly-Owned Subsidiary of National Pump Company	Ohio Corporation	Excluded Subsidiary	100 Shares of Common Stock	No

GRC International LLC	Wholly-Owned Subsidiary of The Gorman-Rupp International Company	Ohio Limited Liability Company	Excluded Subsidiary	Membership Interests (Uncertificated)	No

Fill-Rite Company	Wholly-Owned Subsidiary of The Gorman-Rupp Company	Ohio Corporation	Transaction Party	100 Shares of Common Stock	Yes

Patterson Pump Ireland Limited	Wholly-Owned Subsidiary of Patterson Pump Company	Irish limited company	Excluded Subsidiary	43,100 Shares of Capital Stock	No

Gorman-Rupp Europe B.V.	Wholly-Owned Subsidiary of GRC International LLC	Netherlands private company with limited liability (besloten vennootschap)	Excluded Subsidiary	80 Shares of Capital Stock	No

Gorman-Rupp Belgium SA	Gorman-Rupp Europe B.V. holds 24,397 shares of Gorman-Rupp Belgium SA and GRC International holds 64 shares of Gorman-Rupp Belgium SA	Belgium public limited company (Société anonyme)	Excluded Subsidiary	24,461 Shares of Capital Stock	No

8A(1)-2

Name of Entity	Entity’s Relationship to Company	Jurisdiction of Organization and Type of Entity	Transaction Party, Material Subsidiary, or Excluded Subsidiary	Equity Interests	Primary Credit Facility Borrower, Co-Borrower, Obligor or Co-Obligor or Guarantor
GRC Fill-Rite Mexico, S.A. de C.V.	GRC International LLC (90% owner) and The Gorman-Rupp International Company (10% owner)	Mexican company with limited liability (Sociedad Anonima de Capital Variable)	Excluded Subsidiary	10,000 Shares of Common Stock	No

Gorman-Rupp Australia Pty Ltd.	Wholly-Owned Subsidiary of GRC International LLC	Australian proprietary company	Excluded Subsidiary	1 Share of Common Stock	No

Gorman-Rupp South America SAS	Wholly-Owned Subsidiary of GRC International LLC	Colombian company with limited liability (Sociedad por Acciones Simplificadas).	Excluded Subsidiary	5,000 Shares of Common Stock	No

Gorman-Rupp Africa (Pty) Ltd.	Wholly-Owned Subsidiary of GRC International LLC	A South African private company	Excluded Subsidiary	100 Shares of Capital Stock	No

8A(1)-3

Name of Entity	Entity’s Relationship to Company	Jurisdiction of Organization and Type of Entity	Transaction Party, Material Subsidiary, or Excluded Subsidiary	Equity Interests	Primary Credit Facility Borrower, Co-Borrower, Obligor or Co-Obligor or Guarantor
Pumptron (Proprietary) Limited	Wholly-Owned Subsidiary of Pumptron (Proprietary) Limited	South African limited company	Excluded Subsidiary	10,000 Shares of Capital Stock	No

Gorman-Rupp of Canada Limited	Wholly-Owned Subsidiary of The Gorman-Rupp Company	Canadian limited company	Excluded Subsidiary	2,000 Shares of Capital Stock	No

8A(1)-4

SCHEDULE 8G

LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS

None.

8G-1

SCHEDULE 8K

FILINGS AND RECORDINGS

1.	UCC Financing Statements filed in the jurisdictions below:

Debtor	Jurisdiction

The Gorman-Rupp Company	Ohio Secretary of State

Patterson Pump Company	Ohio Secretary of State

AMT Pump Company	Delaware Secretary of State

National Pump Company	Ohio Secretary of State

Fill-Rite Company	Ohio Secretary of State

2.	Filings with the United States Patent and Trademark Office
3.	Filings with the United States Copyright Office

8K-1

SCHEDULE 8Q

INFORMATION REGARDING COLLATERAL

(i)

Transaction Party and Subsidiaries	Jurisdiction of Organization	Organizational Identification Number

The Gorman-Rupp Company	Ohio	158995

Patterson Pump Company	Ohio	733347

AMT Pump Company	Delaware	2135667

The Gorman-Rupp International Company	Ohio	420629

National Pump Company	Ohio	1959193

Bayou City Pump Company	Ohio	2297820

GRC International LLC	Ohio	2120176

Fill-Rite Company	Ohio	4864758

(ii) N/A

(iii)

Transaction Party	Address of Property (including county)	Owned or Leased

The Gorman-Rupp Company	600 South Airport Road, Mansfield, Ohio 44903 (Richland County)	Owned

The Gorman-Rupp Company	302 West Sixth Street Mansfield, Ohio 44903 (Richland County)	Owned

The Gorman-Rupp Company	180 Hines Avenue Bellville, OH 44813 (Richland County)	Owned

The Gorman-Rupp Company	2345 GR West Warrior Trail Grand Prairie, TX 75052 (Dallas County)	Owned

8Q-1

Transaction Party	Address of Property (including county)	Owned or Leased

Fill-Rite Company	8825 Aviation Drive, Fort Wayne, Indiana 46809 (Allen County)	Owned

Patterson Pump Company	2129 Ayersville Road Toccoa, GA 30577 (Stephens County)	Owned

AMT Pump Company	400 Spring Street Royersford, PA 19468 (Montgomery County)	Owned

National Pump Company	7706 North 71st Avenue Glendale, AZ 85303 (Maricopa County)	Owned

National Pump Company	195 East Third Street Zolfo Springs, FL 33890 (Hardee County)	Leased

National Pump Company	4229 Adrian Street Lubbock, TX 79415 (Lubbock County)	Owned

National Pump Company	2830 San Antonio Drive Fowler, CA 93625 (Fresno County)	Leased

National Pump Company	109 Richey Street Pasadena, TX 77506 (Harris County)	Owned

National Pump Company	11176 Green Valley Drive Olive Branch, MS 38654 (DeSoto County)	Owned

Patterson Pump Company	2514 Hollywood Blvd #105 Hollywood, FL 33801 (Broward County)	Leased[3]

Patterson Pump Company	290 NW 165th Street, Miami, FL 33169 (Miami-Dade County)	Leased

Fill-Rite Company	15415 West 95th Street, Lenexa, KS 66215 (Johnson County)	Leased

AMT Pump Company	201 North 5th Avenue, Royersford, PA 19468 (Montgomery County)	Owned

[3]	Lease to be terminated July 1, 2024.

8Q-2

Transaction Party	Address of Property (including county)	Owned or Leased
National Pump Company	7113 West Frier Drive, Glendale, AZ 85303	Owned

8Q-3

(iv)

Trademarks:

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

CHEMTRAVELLER	Canada	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters;	Filed	2133516	9/16/2021			The Gorman-Rupp Company
		parts for the aforementioned goods; liquid dispensing pumps

CHEMTRAVELLER	Mexico	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps	Registered	2618487	9/23/2021	2333022	12/2/2021	The Gorman-Rupp Company

CHEMTRAVELLER	European Union (Community)	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps 08 Int. Hand tools, namely, hand-operated pumps 09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	18560251	9/16/2021	18560251	1/19/2022	The Gorman-Rupp Company

8Q-4

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

CHEMTRAVELLER	United Kingdom	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps.	Registered	UK00003695870	9/16/2021	UK00003695870	12/17/2021	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

CHEMTRAVELLER	Mexico	08 Int. Hand tools, namely, hand-operated pumps	Registered	2618433	9/23/2021	2329824	11/24/2021	The Gorman-Rupp Company

CHEMTRAVELLER	Mexico	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	2618434	9/23/2021	2329825	11/24/2021	The Gorman-Rupp Company

8Q-5

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

CHEMTRAVELLER	United States of America	07 Int. frame mounted diaphragm pumps	Registered	74/359116	2/16/1993	1891625	4/25/1995	The Gorman-Rupp Company

FILL-RITE	Canada		Registered	2054378	9/28/2020	2054378	2/26/2024	The Gorman-Rupp Company
		08 Int. (2) Hand tools, namely, hand-operated pumps.
		09 Int. (3) Mechanical meters for indicating fluid transfer, liquid flow meters.

FILL-RITE	Canada	07 Int. (1) Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps.	Published	2290693	9/28/2020			The Gorman-Rupp Company

FILL-RITE	China		Registered	5934316	3/8/2007	5934316	12/14/2009	The Gorman-Rupp Company

8Q-6

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
FILL-RITE	China	07 Int.	Registered	60738635	11/19/2021	60738635	5/28/2022	The Gorman-Rupp Company

FILL-RITE	China	08 Int.	Registered	60738171	11/19/2021	60738171	5/28/2022	The Gorman-Rupp Company

FILL-RITE	China	09 Int.	Registered	60734871	11/19/2021	60734871	5/28/2022	The Gorman-Rupp Company

FILL-RITE	Mexico	06 Int.	Registered	0119852617611	9/22/2021	2341299	1/6/2022	The Gorman-Rupp Company

8Q-7

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
FILL-RITE	Mexico	07 Int. Chemical transfer pumps, fuel transfer pumps, lubrication pumps, circulation pumps, magnetically coupled pumps, process pumps, portable fuel pumps, continuous duty pumps, fuel pumps, magnetically driven gear pumps, gear pumps, process pumps, pump diaphragms, pump impellers, pump gears, pump shafts, positive displacement pumps, electric pumps, grease pumps, pump diaphragms, automatic sealing hose nozzles for fuel pumps, centrifugal pumps, vehicle gasoline pumps, liquid pumps, positive replacement pumps, electric pumps, pumps for the extraction of liquids, diaphragm pumps, rotary pumps, sludge pumps, submersible pumps, suction pumps, mechanical flow meters	Filed	2598679	8/16/2021			The Gorman-Rupp Company

FILL-RITE	Mexico	08 Int. Hand tools and instruments that operate manually; knives, forks and spoons; white weapons, razors.	Filed	2598682	8/16/2021			The Gorman-Rupp Company

8Q-8

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

FILL-RITE	Mexico	09 Int. Electronic flow meters, fuel meters, electronic fuel meters, electronic transfer meters, flow meters, flow meter gears, transfer meters, precision meters, disc flow meters, digital flow meters	Filed	2598683	8/16/2021			The Gorman-Rupp Company

FILL-RITE	United States of America	08 Int. Hand tools, namely, hand-operated pumps	Registered	97/031046	9/16/2021	6952769	1/17/2023	The Gorman-Rupp Company

		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

FILL-RITE	United States of America	07 Int. Liquid Dispensing Pumps	Registered	72/126966	8/30/1961	750815	6/11/1963	The Gorman-Rupp Company

8Q-9

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

FILL-RITE	Chile	07 Int. Pumps (parts of machines or engines), rotary liquid pumps, fuel transfer pumps, fuel pumps for land vehicle engines; fuel nozzles for engines of land and water vehicles; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps	Registered	1376345	9/29/2020	1372692	5/31/2022	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

FILL-RITE	European Union (Community)	08 Int. Hand tools, namely, hand-operated pumps	Registered	18560596	9/16/2021	18560596	1/6/2022	The Gorman-Rupp Company

FILL-RITE	United Kingdom	08 Int. Hand tools, namely, hand-operated pumps.	Registered	UK00003695862	9/16/2021	UK00003695862	12/17/2021	The Gorman-Rupp Company

FILL-RITE	Argentina	08 Int. Hand tools, namely, hand-operated pumps.	Registered	3950964	10/26/2020	3246053	12/27/2021	The Gorman-Rupp Company

FILL-RITE	Argentina	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump	Registered	3950963	10/26/2020	3246052	12/27/2021	The Gorman-Rupp Company
		filters; parts for the aforementioned goods; liquid dispensing pumps.

FILL-RITE	Argentina	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	3950965	10/26/2020	3246054	12/27/2021	The Gorman-Rupp Company

8Q-10

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

FILL-RITE	Australia	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; Liquid dispensing pumps	Registered	2124158	9/29/2020	2124158	5/10/2021	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

FILL-RITE	Australia		Registered	721192	11/6/1996	721192	7/17/1998	The Gorman-Rupp Company

FILL-RITE	Brazil	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; Liquid dispensing pumps	Registered	920922287	10/2/2020	920922287	8/24/2021	The Gorman-Rupp Company

FILL-RITE	Brazil	08 Int. Hand tools, namely, hand-operated pumps	Registered	920922325	10/2/2020	920922325	8/24/2021	The Gorman-Rupp Company

8Q-11

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
FILL-RITE	Brazil	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	920922384	10/2/2020	920922384	8/24/2021	The Gorman-Rupp Company

FILL-RITE	Colombia	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; Liquid dispensing pumps	Registered	SD2020/0079763	9/30/2020	688852	9/28/2021	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

FILL-RITE	European Union (Community)	07 Int. pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods	Registered	3371622	9/25/2003	3371622	9/26/2005	The Gorman-Rupp Company
		09 Int. mechanical meters for indicating fluid transfer, liquid flow meters
		11 Int. pipe strainers

8Q-12

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

FILL-RITE	United Kingdom	07 Int. pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods	Registered	UK00903371622	9/25/2003	UK00903371622	9/26/2005	The Gorman-Rupp Company
		09 Int. mechanical meters for indicating fluid transfer, liquid flow meters
		11 Int. pipe strainers

FILL-RITE	Mexico	07 Int. Grease pumps, pump diaphragms, air pumps [automobile repair shop equipment], nozzles for self-closing hoses for fuel pumps, self-regulating fuel pumps, compressed air pumps, vacuum pumps [machinery], pumps [parts of machinery or engines], pumps [machines], centrifugal pumps, mechanical fuel pumps [engine part], fuel pumps for vehicles [fuel dispenser], electric self-regulating fuel pump for	Registered	1983009	12/7/2017	1860362	3/14/2018	The Gorman-Rupp Company

8Q-13

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
vehicles, pumps, pumps for fluids, pumps for liquids, circulating pumps, pump shafts, fuel pumps, vacuum pumps, fuel pumps (self-regulating pumps -), positive displacement pumps, vertical turbine pumps, high temperature pumps, electric motor pumps, controlled flow pumps, electric water pumps, motor fuel pumps, fuel injection pumps, pumps for extracting steam [machines], vacuum pressure pumps, vacuum plunger pumps, pumps [parts of machines or engines], heat pumps [parts of machines], jet pumps for generating vacuum, fuel pumps for land vehicles, piston rings for heat pumps, pumps for extracting liquids [machines], fuel pumps for motor vehicles, pumps for gas extraction [machines], diaphragm pumps for pumping liquid material, ejector pumps], hydraulic pumps, electric pumps, marine pumps, rotary pumps, axial pumps, centrifugal pumps (centrifugal pumps), pneumatic pumps, pneumatic pumps for supplying liquid gases, pneumatic pumps for supplying liquefied gases, oil pumps for use in engines, oil pumps for

8Q-14

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
		land vehicle engines, self-priming centrifugal pumps, servo-controlled hydraulic pumps, sludge pumps, high-pressure pumps for cleaning plants and equipment, distribution pumps, gear pumps, pressure pumps, electric submersible pumps, diffusion pumps, suction pumps, electric pond pumps, high pressure pumps, pumps, compressors and fans, pumps (pumping equipment), pump control valves, aeration pumps for ponds, volumetric rotary gear pumps, refrigerant recovery pumps, oil drainage pumps, multi-stage screw pumps, centrifugal pumps for condensing units, diaphragm pumps for pumping semi-liquid material, diaphragm pumps for pumping fluid material, guns for fuel distribution pumps, pump shafts, pump impellers.

FILL-RITE	Mexico	08 Int. Manually operated hand tools and instruments; cutlery; bladed weapons, razors.	Registered	2210724	5/23/2019	2028662	8/13/2019	The Gorman-Rupp Company

8Q-15

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

FILL-RITE	Peru	07 Int. Pumps (machines), rotary liquid pumps (machines), fuel transfer pumps (machines), oil dispensers (machines); nozzles for fuel pumps (parts of machines); fuel pump filters (parts of machines); structural parts of the aforementioned goods; Liquid dispensing pumps (machines)	Registered	865431- 2020/DSD	10/2/2020	300348	11/27/2020	The Gorman-Rupp Company

FILL-RITE	Peru	08 Int. Hand tools, namely, hand-operated pumps	Registered	865433- 2020/DSD	10/2/2020	300285	11/27/2020	The Gorman-Rupp Company

FILL-RITE	Peru	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	865434- 2020/DSD	10/2/2020	300347	11/27/2020	The Gorman-Rupp Company

FPP METERS	Canada	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Filed	2133518	9/16/2021			The Gorman-Rupp Company

FPP METERS	China		Registered	60731905	11/19/2021	60731905	5/28/2022	The Gorman-Rupp Company

FPP METERS	United Kingdom	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	UK00003695885	9/16/2021	UK00003695885	2/25/2022	The Gorman-Rupp Company

FPP METERS	European Union (Community)	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	18559884	9/16/2021	18559884	1/18/2022	The Gorman-Rupp Company

8Q-16

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
FPP METERS	Mexico	09 Int. measuring apparatuses of flow to calculate the liquid flow and to show the results	Registered	969500	10/23/2008	1099612	5/14/2009	The Gorman-Rupp Company

FPP METERS	United States of America	09 Int. flow meters to calculate liquid flow and display results	Registered	77/582273	9/30/2008	3668666	8/18/2009	The Gorman-Rupp Company

NEXTEC	Canada	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters;	Filed	2133519	9/16/2021			The Gorman-Rupp Company
		parts for the aforementioned goods; liquid dispensing pumps
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

NEXTEC	China		Published	60744809	11/19/2021			The Gorman-Rupp Company

8Q-17

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

NEXTEC	United Kingdom	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps.	Registered	UK00003695891	9/16/2021	UK00003695891	2/25/2022	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps.
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters.

NEXTEC	Mexico	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps	Registered	2615219	9/17/2021	2463345	10/14/2022	The Gorman-Rupp Company

NEXTEC	Mexico	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Filed	2615224	9/17/2021			The Gorman-Rupp Company

8Q-18

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

NEXTEC	European Union (Community)	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps	Registered	18559887	9/16/2021	18559887	1/19/2022	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

NEXTEC	Mexico	08 Int. Hand tools, namely, hand-operated pumps	Registered	2615221	9/17/2021	2333050	12/2/2021	The Gorman-Rupp Company

8Q-19

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
NEXTEC INTELLIGENCE	United States of America	07 Int. electric fluid transfer pumps for fuels, oil, chemicals; mechanical systems that operate in fluid transfer pumps comprised of electronic pump motor controls, electronic locks, fluid management valves, and fluid measurement meters that operate in fluid transfer pumps for use in industrial applications, namely, agriculture, construction, mining, municipalities, oil and gasoline, logging, manufacturing and fleets of vehicles	Registered	87/382349	3/23/2017	5686726	2/26/2019	The Gorman-Rupp Company

09 Int. electronic and software systems for operating fluid transfer pumps, namely, electronic pump controls, electronic locks, fluid management systems, and fluid measurement systems for use in industrial applications, namely, agriculture, construction, mining, municipalities, oil and gasoline, logging, manufacturing and fleets of vehicles

8Q-20

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
NEXTEC INTELLIGENCE & Design	United States of America	07 Int. electric fluid transfer pumps for fuels, oil, chemicals; mechanical systems that operate in fluid transfer pumps comprised of electronic pump motor controls, electronic locks, fluid management valves, and fluid measurement meters that operate in fluid transfer pumps for use in industrial applications, namely, agriculture, construction, mining, municipalities, oil and gasoline, logging, manufacturing and fleets of vehicles and fleets of vehicles	Registered	87/382984	3/23/2017	5686727	2/26/2019	The Gorman-Rupp Company

		09 Int. electronic and software systems for operating fluid transfer pumps, namely, electronic pump controls, electronic locks, fluid management systems, and fluid measurement systems for use in industrial applications, namely, agriculture, construction, mining, municipalities, oil and gasoline, logging, manufacturing and fleets of vehicles

8Q-21

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
SOTERA	Brazil	07 Int. Pneumatic pumps, namely diaphragm pumps	Registered	921012705	10/14/2020	921012705	8/31/2021	The Gorman-Rupp Company

SOTERA	Brazil	09 Int.	Registered	921012810	10/14/2020	921012810	8/31/2021	The Gorman-Rupp Company

SOTERA	Canada	07 Int. (1) Pneumatic pumps, namely diaphragm pumps.	Registered	2054379	9/28/2020	1168218	3/1/2023	The Gorman-Rupp Company
		09 Int. (2) Flow meters.

SOTERA	Canada	08 Int.	Registered	2133521-00	9/16/2021	1210958	11/24/2023	The Gorman-Rupp Company

ONE PUMP, 40+ DIFFERENT PIECES OF EQUIPMENT	United States of America	07 Int. Pumps	Pending	98/141048	8/19/2023			The Gorman-Rupp Company

SOTERA	Brazil	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps	Registered	924349263	9/21/2021	924349263	1/3/2023	The Gorman-Rupp Company

SOTERA	Brazil	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	924349344	9/21/2021	924349344	1/3/2023	The Gorman-Rupp Company

8Q-22

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
SOTERA	European Union (Community)	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps	Registered	18560075	9/16/2021	18560075	1/19/2022	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters

SOTERA	United Kingdom	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; parts for the aforementioned goods; liquid dispensing pumps.	Registered	UK00003695895	9/16/2021	UK00003695895	12/17/2021	The Gorman-Rupp Company
		08 Int. Hand tools, namely, hand-operated pumps.
		09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters.

8Q-23

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner
SOTERA	Argentina	09 Int. Flow meters.	Registered	3950967	10/26/2020	3246056	12/27/2021	The Gorman-Rupp Company

SOTERA	Argentina	07 Int. Pneumatic pumps, namely diaphragm pumps.	Registered	3950966	10/26/2020	3246055	12/27/2021	The Gorman-Rupp Company

SOTERA	Australia	07 Int. Pneumatic pumps, namely diaphragm pumps	Registered	2124159	9/29/2020	2124159	5/10/2021	The Gorman-Rupp Company
		09 Int. Flow meters

SOTERA	Brazil	09 Int. Flow meters	Registered	921012810	10/14/2020	921012810	8/31/2021	The Gorman-Rupp Company

SOTERA	Chile	07 Int. Pneumatic pumps, namely diaphragm pumps	Registered	1377687	10/7/2020	1348185	6/30/2021	The Gorman-Rupp Company
		09 Int. Flow meters

SOTERA	China		Registered	5934317	3/8/2007	5934317	12/7/2009	The Gorman-Rupp Company

SOTERA	Colombia	07 Int. Pneumatic pumps, namely diaphragm pumps	Registered	SD2020/0084920	10/16/2020	688024	8/9/2021	The Gorman-Rupp Company
		09 Int. Flow meters

8Q-24

Trademark Name	Country	Goods	Status	Application Number	Filing Date	Registration Number	Registration Date	Owner

SOTERA	Mexico	08 Int. Hand tools, namely, hand-operated pumps	Registered	2615225	9/17/2021	2331301	11/26/2021	The Gorman-Rupp Company

SOTERA	Mexico	07 Int. Pneumatic pumps, namely diaphragm pumps	Registered	2442161	10/21/2020	2189281	12/15/2020	The Gorman-Rupp Company

SOTERA	Mexico	09 Int. flow meters	Registered	2442162	10/21/2020	2189282	12/15/2020	The Gorman-Rupp Company

SOTERA	Peru	09 Int. Mechanical meters for indicating fluid transfer, liquid flow meters	Registered	915866- 2021/DSD	9/22/2021	317617	11/24/2021	The Gorman-Rupp Company

SOTERA	Peru	07 Int. Pumps, rotary liquid pumps, fuel transfer pumps, oil dispensers; nozzles for fuel pumps; fuel pump filters; structural parts for the aforementioned goods; liquid dispensing pumps	Registered	915863- 2021/DSD	9/22/2021	317647	11/24/2021	The Gorman-Rupp Company

SOTERA	United States of America	07 Int. pneumatic pumps, namely diaphragm pumps	Registered	85/701565	8/13/2012	4316762	4/9/2013	The Gorman-Rupp Company
		09 Int. flow meters

8Q-25

Serial No.	Reg. No.	Word Mark	Registered Owner
90764339	7209881	ECH2O STORM	THE GORMAN-RUPP COMPANY

90156439	6647636	SIDEKICK	THE GORMAN-RUPP COMPANY

88807692	6687455	SLUDGEKAT	THE GORMAN-RUPP COMPANY

88152858	6003522	FLOSMART	THE GORMAN-RUPP COMPANY

88250199	5826425	INTEGRINEX	THE GORMAN-RUPP COMPANY

88033737	5696153	VPA SERIES	THE GORMAN-RUPP COMPANY

87432866	5576724	VALUPRIME	THE GORMAN-RUPP COMPANY

87691312	5523188	THE PUMP PEOPLE	THE GORMAN-RUPP COMPANY

87406737	5334447	SM SERIES	THE GORMAN-RUPP COMPANY

86658045	5001316	RELIAPRIME	THE GORMAN-RUPP COMPANY

86734811	5001698	ERADICATOR	THE GORMAN-RUPP COMPANY

86353493	4965279	6500 SERIES	THE GORMAN-RUPP COMPANY

85290292	4155453	PAH SERIES	THE GORMAN-RUPP COMPANY

85290261	4052781	PRIME AIRE PLUS	THE GORMAN-RUPP COMPANY

85036228	4013438	SF SERIES	THE GORMAN-RUPP COMPANY

78717333	3529122	SMART SCROLL	THE GORMAN-RUPP COMPANY

77530478	3790821	RELIASOURCE	THE GORMAN-RUPP COMPANY

8Q-26

Serial No.	Reg. No.	Word Mark	Registered Owner
76196229	2542741	SUPER T SERIES	THE GORMAN-RUPP COMPANY

76147792	2560336	SUPER T SERIES	THE GORMAN-RUPP COMPANY

76645282	3392287	ULTRAMATE	THE GORMAN-RUPP COMPANY

76639619	3330047	ULTRA V SERIES	THE GORMAN-RUPP COMPANY

76652402	3267037		THE GORMAN-RUPP COMPANY

76641636	3195486	THE PUMP PEOPLE	THE GORMAN-RUPP COMPANY

76590226	3159444	SUPER U SERIES	THE GORMAN-RUPP COMPANY

76590225	3159443	SUPER U SERIES	THE GORMAN-RUPP COMPANY

76516820	3085826	GRI GORMAN-RUPP INDUSTRIES	THE GORMAN-RUPP COMPANY

76542522	3043268	T SERIES	THE GORMAN-RUPP COMPANY

76320016	2735431	GR	THE GORMAN-RUPP COMPANY

76368823	2795659	GR GORMAN-RUPP PUMPS WE ORIGINATE OTHERS IMITATE TRUE BLUE	THE GORMAN-RUPP COMPANY

75789928	2568930	G R GORMAN-RUPP PUMPS	THE GORMAN-RUPP COMPANY

8Q-27

Serial No.	Reg. No.	Word Mark	Registered Owner
75580772	2316046	PA SERIES	THE GORMAN-RUPP COMPANY

75032078	2133114	PRIME AIRE	THE GORMAN-RUPP COMPANY

74531092	1921504	HS SERIES	THE GORMAN-RUPP COMPANY

73161032	1140619	GRI	THE GORMAN-RUPP COMPANY

73690519	1521542	DURA BLUE 1000	THE GORMAN-RUPP COMPANY

73653619	1463311	IPT PUMPS	THE GORMAN-RUPP COMPANY

73374956	1264726	U SERIES	THE GORMAN-RUPP COMPANY

73367170	1245048	80 SERIES	THE GORMAN-RUPP COMPANY

73367169	1245047	O SERIES	THE GORMAN-RUPP COMPANY

73367167	1259136	10 SERIES	THE GORMAN-RUPP COMPANY

72279942	909529	TANKLEENOR	THE GORMAN-RUPP COMPANY

72248130	875563	G R GORMAN-RUPP	THE GORMAN-RUPP COMPANY

72238213	837515	GORMAN-RUPP	THE GORMAN-RUPP COMPANY

72432638	983833	ROTO-PRIME	THE GORMAN-RUPP COMPANY

78604397	3276771	AQUA~FLOPAC	PATTERSON PUMP COMPANY

78392450	3169440	PUMPING TECHNOLOGY FOR TOMORROW’S WORLD	PATTERSON PUMP COMPANY

8Q-28

Serial No.	Reg. No.	Word Mark	Registered Owner
78046716	2601186	FLO-PAK	PATTERSON PUMP COMPANY

77556611	3815124	AQUAFLO CONTROL	PATTERSON PUMP COMPANY

77661049	3791064	PATTERSON SENTINEL SERIES	PATTERSON PUMP COMPANY

75816059	2442162	PATTERSON	PATTERSON PUMP COMPANY

74511733	2010537	PRO-MAX	PATTERSON PUMP COMPANY

74511735	2018102	MPVT	PATTERSON PUMP COMPANY

73706251	1505595	THE FORCELINE	PATTERSON PUMP COMPANY

73706253	1500999	PATTERSON PRE-PAC	PATTERSON PUMP COMPANY

85443680	4153915	AMT	AMT PUMP COMPANY

85665608	4300722	AMT	AMT PUMP COMPANY

74044565	1652136	AMT	AMT PUMP COMPANY

74303692	1811852	AMERICAN MACHINE & TOOL COMPANY	AMT PUMP COMPANY

72334537	894080	AMT	AMT PUMP COMPANY

88732187	6456644	REVOLUTION PC	NATIONAL PUMP COMPANY

76457522	2894235	NPC	NATIONAL PUMP COMPANY DBA NATIONAL PUMP COMPANY CORPORATION OHIO 600 SOUTH AIRPORT ROAD 7706 N. 71ST AVE. MANSFIELD OHIO 44903

97/516418	7383943		THE GORMAN-RUPP COMPANY

8Q-29

Foreign Trademarks:

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner
6500 SERIES	Canada	1712260	23-Jan-2015	TMA951681	07-Oct-2016	Registered	The Gorman-Rupp Company

6500 SERIES	Mexico	1571665	27-Jan-2015	1536229	08-May-2015	Registered	The Gorman-Rupp Company

AMT and Design	South Africa	2012/30794	13-Nov-2012	2012/30794	23-Jul-2021	Registered	The Gorman-Rupp Company

ECHOSTORM design	South Africa	2021/31933	15-Oct-2021	2021/31933	09-Sep-2023	Registered	The Gorman-Rupp Company

ERADICATOR and Design	Australia	1750763	05-Feb-2016	1750763	08-Jun-2016	Registered	The Gorman-Rupp Company

ERADICATOR and Design	Canada	1766569	05-Feb-2016	TMA997220	22-May-2018	Registered	The Gorman-Rupp Company

ERADICATOR and Design	Mexico	1715817	18-Feb-2016	1751783	09-May-2017	Registered	The Gorman-Rupp Company

FLOSMART and Design	Canada	1957012	19-Apr-2019			Allowed	The Gorman-Rupp Company

8Q-30

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

FLOSMART and Design	European Union	018048987	09-Apr-2019	018048987	27-Sep-2019	Registered	The Gorman-Rupp Company

FLOSMART and Design	South Africa	1957012	12-Apr-2019			Pending	The Gorman-Rupp Company

FLOSMART and Design	South Africa	2019/09984	08-Apr-2019			Pending	The Gorman-Rupp Company

GORMAN RUPP (PART A)	South Africa	75/2822		75/2822	03-Jun-1975	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Afghanistan	777/53	17-Aug-1974	2595	16-Aug-2004	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Australia			234910	11-Dec-1969	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Bolivia	1453	24-May-1994	60618-C	22-Feb-1996	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Benelux			2660	25-May-1971	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Canada	0347798	12-Nov-1971	188204	02-Feb-1973	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Chile	389211	01-Sep-1997	816268	28-Nov-2007	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Chile	105482	15-Dec-1987	836120	29-May-2008	Renewed	The Gorman-Rupp Company

8Q-31

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GORMAN-RUPP	Colombia	269943	03-May-1980	128359	03-May-1980	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Denmark			2723/70	28-Aug-1970	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Ecuador	57364	06-Jun-1994	4563-IEPI-2006	04-Oct-1996	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Egypt	6691	01-Mar-1986	66991	15-Apr-1987	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Egypt	6692	01-Mar-1986	66992	22-Feb-1987	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	El Salvador		16-Apr-1970	19/58	10-Jun-1975	Registered	The Gorman-Rupp Company

GORMAN-RUPP	European Union	198515	01-Apr-1996	198515	17-Apr-2000	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Greece			24247	15-Nov-1971	Registered	The Gorman-Rupp Company

GORMAN-RUPP	India	293872	29-Jan-1974	293872	29-Jan-1974	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	India	293873	29-Jan-1974	293873	29-Jan-1974	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	India	293874	29-Jan-1974	293874	29-Jan-1974	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Japan	69732/1973	02-May-1973	1217039	06-Sep-1976	Renewed	The Gorman-Rupp Company

8Q-32

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GORMAN-RUPP	South Korea	88-25101	11-Nov-1988	40-0182718	07-Nov-1989	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	South Korea	88-25100	11-Nov-1988	40-0188733	13-Feb-1990	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	New Zealand			B92264	13-Aug-1990	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Norway	2002/08410	11-Sep-2001	219587	26-Jun-2003	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Peru			42546	03-Nov-1981	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	French Polynesia	250306	13-May-2002	164350	28-Jul-2005	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Sri Lanka	36326	10-Dec-1974	36326	10-Dec-1974	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Taiwan	56993	22-Nov-1984	282436	30-Apr-1985	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Thailand	405178	30-Jan-1970	132082	30-Jan-1970	Registered	The Gorman-Rupp Company

GORMAN-RUPP	Venezuela			65785-F	07-Jul-1971	Renewed	The Gorman-Rupp Company

GORMAN-RUPP	Vietnam	20002665	23-Jun-2000	39039	28-Nov-2001	Registered	The Gorman-Rupp Company

GORMAN-RUPP & GR DESIGN (CL 9)	Namibia	87/1414(SWA)	30-Oct-1987	87/1414	02-Sep-1988	Renewed	The Gorman-Rupp Company

8Q-33

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GORMAN-RUPP (CL 23)	Mexico		17-Jul-1979	234769	06-Nov-1979	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CL 7)	Argentina	3228063	25-Feb-2013	3397816	24-Feb-2013	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CL 7)	Namibia			700021	07-Jan-1970	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CL 7)	South Africa			B70-0057	07-Jan-1970	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CL 9)	Argentina	3228062	25-Feb-2013	3408921	24-Feb-2013	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CL 9)	Namibia			700022	07-Jan-1970	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CL 9)	South Africa			B70-0058	07-Jan-1970	Registered	The Gorman-Rupp Company

GORMAN-RUPP (CLASS 7 & 15)	Brazil			7569432	25-Sep-1978	Renewed	The Gorman-Rupp Company

GORMAN-RUPP (KATAKANA—JAPANESE EQUIVALENT)	Japan	69733/1973	02-May-1973	1290766	09-Aug-1977	Renewed	The Gorman-Rupp Company

GORMAN-RUPP AND LOGO	Vietnam	20002664	23-Jun-2000	39038	28-Nov-2001	Registered	The Gorman-Rupp Company

GORMAN-RUPP PUMPS and Design	Canada	0235161	03-Apr-1956	TMA105701	01-Feb-1957	Renewed	The Gorman-Rupp Company

GORMAN-RUPP(CLASS 9 & 20)	Brazil			6768393	25-Sep-1978	Renewed	The Gorman-Rupp Company

8Q-34

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GR GORMAN RUPP & LOGO (CL 7)	United Kingdom	1329950A	15-Dec-1987	A1329950	07-Sep-1990	Registered	The Gorman-Rupp Company

GR GORMAN RUPP and Design	Benelux	704035	21-Oct-1987	436720	07-Jul-1988	Renewed	The Gorman-Rupp Company

GR GORMAN RUPP and Design	Chile	105481	15-Dec-1987	836123	29-May-2008	Renewed	The Gorman-Rupp Company

GR GORMAN RUPP and Design	China	960034052	27-Feb-1996	1029230	14-Jun-1997	Renewed	The Gorman-Rupp Company

GR GORMAN RUPP and Design	Sri Lanka	54496	01-Dec-1987	54496	16-Aug-1991	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP	Argentina	2177234	22-Sep-1998	3172438	16-Feb-2010	Registered	The Gorman-Rupp Company

GR GORMAN-RUPP	Brazil	814077102	11-Mar-1988	814077102	13-Feb-1990	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP	Ecuador	40866	09-Aug-1993	3320-IEPI	02-Sep-1994	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP	European Union	198457	01-Apr-1996	198457	23-Jun-1998	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP	Mexico	33044	26-Oct-1987	341369	21-Jan-1988	Renewed	The Gorman-Rupp Company

G-R GORMAN-RUPP	Japan	62-079879	14-Jul-1987	2236633	28-Jun-2010	Registered	The Gorman-Rupp Company

G-R GORMAN-RUPP	South Korea	1988-0025103	11-Nov-1988	182719	07-Nov-1989	Renewed	The Gorman-Rupp Company

8Q-35

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

G-R GORMAN-RUPP	South Korea	88-25102	11-Nov-1988	188732	13-Feb-1990	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP & LOGO (CL 7)	Peru	172411	14-Mar-1988	75782	21-Jul-1988	Registered	The Gorman-Rupp Company

GR GORMAN-RUPP & LOGO (CL 9)	Peru	172412	14-Mar-1988	75783	21-Jul-1998	Registered	The Gorman-Rupp Company

GR GORMAN-RUPP (LOGO)	Norway	2002/08411	11-Sep-2001	219588	26-Jun-2003	Registered	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Australia	B472095	02-Sep-1987	B472095	02-Sep-1987	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Australia	472094	02-Feb-1987	472094	29-Jan-1991	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Bolivia	SM 93-1802	23-Jul-1993	58721-C	20-Jun-1995	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Brazil	814077110	11-Mar-1988	814077110	22-Aug-1989	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Chile	389210	01-Sep-1997	816285	28-Nov-2007	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	France	883780	22-Oct-1987	1431710	22-Oct-1987	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Greece	5528-87	29-Sep-1987	56626	08-Dec-1988	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	India	479033	25-Sep-1987	479033	25-Sep-1987	Renewed	The Gorman-Rupp Company

8Q-36

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GR GORMAN-RUPP and Design	India	479034	25-Sep-1987	479034	25-Sep-1987	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Namibia	87/1188(SWA)	22-Sep-1987	87/1188	02-Sep-1988	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	New Zealand	174909	17-Sep-1987	174909	27-Jul-1993	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	New Zealand	174910	17-Sep-1987	174910	27-Jul-1993	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	French Polynesia			1431710	22-Oct-2017	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	South Africa	1987/07408	22-Sep-1987	1987/07408	28-Nov-1989	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	South Africa	1987/08811	30-Oct-1987	1987/08811	14-Jun-1990	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP and Design	Thailand	341806	24-Sep-1987	86156	24-Sep-2087	Renewed	The Gorman-Rupp Company

G-R GORMAN-RUPP and Design	El Salvador		12-May-1988	112/127	08-May-1990	Registered	The Gorman-Rupp Company

G-R GORMAN-RUPP and Design	Indonesia	234911	04-Jan-1988	247240	08-Jun-1998	Renewed	The Gorman-Rupp Company

G-R GORMAN-RUPP and Design	Indonesia	241562	07-Nov-1988	247241	07-Nov-1998	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP logo	Colombia	277227	14-Oct-1987	131400	16-Oct-1995	Renewed	The Gorman-Rupp Company

8Q-37

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GR GORMAN-RUPP logo	Colombia	277234	14-Oct-1987	132283	28-Dec-1995	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP logo	Egypt	66993	01-Mar-1986	66993	15-Apr-1987	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP logo	Egypt	66994	01-Mar-1986	66994	15-Apr-1987	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP Logo	Venezuela	5941	13-Apr-1988	0147122	10-Apr-1997	Renewed	The Gorman-Rupp Company

GR GORMAN-RUPP LOGO (CL 7)	Australia	648212	09-Dec-1994	648212	09-Dec-1994	Registered	The Gorman-Rupp Company

GR GORMAN-RUPP LOGO (CL 9)	Australia	648215	09-Dec-1994	648215	09-Dec-1994	Registered	The Gorman-Rupp Company

GR GORMAN-RUPP LOGO (CL 9)	Greece	4616/88	10-Aug-1988	59940	29-Nov-1989	Renewed	The Gorman-Rupp Company

GR logo	Norway	200202902	02-Apr-2002	226900	03-Jun-2005	Renewed	The Gorman-Rupp Company

GR LOGO	French Polynesia	248637	02-Apr-2002	166793	28-Jun-2005	Registered	The Gorman-Rupp Company

GR LOGO	French Polynesia	250307	13-May-2002	164352	28-Jul-2005	Registered	The Gorman-Rupp Company

GR LOGO (CL 7)	China	3131713	01-Apr-2002	3131713	21-Feb-2004	Registered	The Gorman-Rupp Company

GRI	European Union	003423911	28-Oct-2003	3423911	04-May-2005	Renewed	The Gorman-Rupp Company

8Q-38

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

GRI	United Kingdom	0032423911	28-Oct-2003	UK00903423911	04-May-2005	Renewed	The Gorman-Rupp Company

INFINITY	Canada	1496859	22-Sep-2010	TMA949910	20-Sep-2016	Registered	The Gorman-Rupp Company

INTEGRINEX	Canada	1970043	12-Jun-2019			Allowed	The Gorman-Rupp Company

INTEGRINEX	European Union	018081047	13-Jun-2019	018081047	02-Nov-2019	Registered	The Gorman-Rupp Company

INTEGRINEX	Mexico	2226076	25-Jun-2019	2049705	25-Oct-2019	Registered	The Gorman-Rupp Company

INTEGRINEX	South Africa	2019/16499	13-Jun-2019	2019/16499	29-Mar-2021	Registered	The Gorman-Rupp Company

INTEGRITY SERIES	Canada	1502386	03-Nov-2010	888976	30-Oct-2014	Registered	The Gorman-Rupp Company

INTEGRITY SERIES	European Union	009499997	05-Nov-2010	009499997	26-Apr-2011	Registered	The Gorman-Rupp Company

INTEGRITY SERIES	United Kingdom			UK00909499997		Registered	The Gorman-Rupp Company

IPT PUMPS	Canada	594754	04-Nov-1987	349538	23-Dec-1988	Renewed	The Gorman-Rupp Company

IPT PUMPS and Design	China	11783676	22-Nov-2012	11783676	07-May-2014	Registered	The Gorman-Rupp Company

IPT PUMPS and Design	South Africa	2012/30792	13-Nov-2012	2012/30792	27-Jun-2014	Registered	The Gorman-Rupp Company

8Q-39

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

NEW GORMAN-RUPP logo	South Africa	2012/30213	07-Nov-2012	2012/30213	26-Sep-2014	Registered	The Gorman-Rupp Company

NEW GORMAN-RUPP logo	South Africa	2012/30214	07-Nov-2012	2012/30214	26-Sep-2014	Registered	The Gorman-Rupp Company

PAH SERIES	European Union	010317725	06-Oct-2011	010317725	08-Mar-2012	Registered	The Gorman-Rupp Company

PAH SERIES	United Kingdom	00910317725		00910317725		Registered	The Gorman-Rupp Company

PRIME AIR PLUS	United Kingdom	00910317832		00910317832	06-Oct-2011	Registered	The Gorman-Rupp Company

PRIME AIRE	European Union	308007	24-Jul-1996	308007	11-Sep-1998	Renewed	The Gorman-Rupp Company

PRIME AIRE	European Union	010317832	06-Oct-2011	010317832	08-Mar-2012	Registered	The Gorman-Rupp Company

ROTO-PRIME	Canada	209190		209190	16-Sep-1975	Registered	The Gorman-Rupp Company

ROTO-PRIME (CL 7,9,10)	Benelux	308233	23-Dec-1991	308233	11-Jan-1972	Registered	The Gorman-Rupp Company

SF SERIES	Canada	1496858	22-Sep-2010	TMA949901	20-Sep-2016	Registered	The Gorman-Rupp Company

SIDEKICK	Canada	2084882	16-Feb-2021			Pending	The Gorman-Rupp Company

SIDEKICK	European Union	018396117	12-Feb-2021	018396117	09-Jun-2021	Registered	The Gorman-Rupp Company

8Q-40

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

SIDEKICK	United Kingdom	UK00003679088	09-Aug-2021	UK00003679088	03-Dec-2021	Registered	The Gorman-Rupp Company

SIDEKICK	South Africa	2021/03663	11-Feb-2021	2021/03663	18-Jul-2022	Registered	The Gorman-Rupp Company

SludgeKat	Australia	2112177	17-Aug-2020	2112177	17-Aug-2020	Registered	The Gorman-Rupp Company

SludgeKat	Canada	2046467	19-Aug-2020			Pending	The Gorman-Rupp Company

SludgeKat	European Union	018292340	19-Aug-2020	018292340	23-Feb-2021	Registered	The Gorman-Rupp Company

SludgeKat	United Kingdom	UK00003675245	30-Jul-2021	UK00003675245	26-Nov-2021	Registered	The Gorman-Rupp Company

SludgeKat	South Africa	2020/20789	17-Aug-2020	2020/20789	27-Mar-2023	Registered	The Gorman-Rupp Company

SUPER T SERIES	Australia	1375701	02-Aug-2010	1375701	02-Aug-2010	Registered	The Gorman-Rupp Company

SUPER T SERIES	European Union	2159390	02-Apr-2001	2159390	29-Jul-2002	Renewed	The Gorman-Rupp Company

SUPER T SERIES	European Union	2162634	02-Apr-2001	2162634	09-Aug-2002	Renewed	The Gorman-Rupp Company

SUPER T SERIES	United Kingdom	UK009002159390	02-Apr-2001	UK00902159390	29-Jul-2002	Renewed	The Gorman-Rupp Company

SUPER T SERIES	United Kingdom	UK009002162634	02-Apr-2001	UK009002162634	09-Aug-2002	Renewed	The Gorman-Rupp Company

8Q-41

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

SUPER T SERIES	French Polynesia	Z-233953	04-Apr-2001	159537	24-Jan-2005	Registered	The Gorman-Rupp Company

SUPER T SERIES	South Africa	2001/05686	03-Apr-2001	2001/05686	10-Mar-2006	Renewed	The Gorman-Rupp Company

SUPER T SERIES	South Africa	2001/05685	03-Apr-2001	2001/05685	10-Mar-2006	Renewed	The Gorman-Rupp Company

SUPER T SERIES & DESIGN	French Polynesia	Z233954	04-Apr-2001	159538	24-Jan-2005	Registered	The Gorman-Rupp Company

T SERIES	Australia	1375699	02-Aug-2010	1375699	02-Aug-2010	Registered	The Gorman-Rupp Company

T SERIES	European Union	003681285	04-Mar-2004	003681285	13-Sep-2005	Renewed	The Gorman-Rupp Company

T SERIES	South Africa	2010/16871	03-Aug-2010	2010/16871	10-Jul-2012	Renewed	The Gorman-Rupp Company

THE PUMP PEOPLE (Stylized)	Brazil	821128957	16-Oct-1998	821128957	10-Sep-2002	Renewed	The Gorman-Rupp Company

THE PUMP PEOPLE (Stylized)	Canada	1895822	25-Apr-2018	TMA1114926	30-Nov-2021	Registered	The Gorman-Rupp Company

THE PUMP PEOPLE (Stylized)	European Union	017892389	26-Apr-2018	017892389	05-Sep-2018	Registered	The Gorman-Rupp Company

THE PUMP PEOPLE (Stylized)	South Africa	2018/11792	26-Apr-2018	2018/11792	28-Feb-2020	Registered	The Gorman-Rupp Company

THE PUMP PEOPLE (Stylized)	South Africa	2018/11791	26-Apr-2018	2018/11791	26-Apr-2018	Registered	The Gorman-Rupp Company

8Q-42

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

T-SERIES PUMP	Benelux	0878037	04-Sep-1996	0596896	04-Sep-1996	Renewed	The Gorman-Rupp Company

T-SERIES PUMP	European Union	414410	13-Jan-1997	441410	04-Mar-2002	Renewed	The Gorman-Rupp Company

U SERIES	Australia	1375700	02-Aug-2010	1375700	02-Aug-2010	Registered	The Gorman-Rupp Company

U SERIES	South Africa	2010/16872	03-Aug-2010	2010/16872	10-Jul-2012	Renewed	The Gorman-Rupp Company

ULTRA V SERIES	European Union	004741261	24-Nov-2005	4741361	11-Dec-2006	Renewed	The Gorman-Rupp Company

ULTRA V SERIES	South Africa	2005/25394	25-Nov-2005	2005/25394	18-Feb-2009	Renewed	The Gorman-Rupp Company

ULTRAMATE	Chile	1217844	20-Feb-2006	1222077	25-Sep-2006	Renewed	The Gorman-Rupp Company

ULTRAMATE	European Union	004912929	20-Feb-2006	004912929	07-Mar-2007	Renewed	The Gorman-Rupp Company

ULTRAMATE	Mexico	767009	20-Feb-2006	936900	30-May-2006	Renewed	The Gorman-Rupp Company

ULTRAMATE	Thailand	619335	01-Mar-2006	TM259778	01-Mar-2006	Renewed	The Gorman-Rupp Company

ULTRAMATE (Stylized)	Argentina	3592871	20-Feb-2006	2920729	03-May-2007	Renewed	The Gorman-Rupp Company

ULTRAMATE (Stylized)	Brazil	828178674	02-Mar-2006	828178674	08-Apr-2008	Renewed	The Gorman-Rupp Company

8Q-43

Trademark	Jurisdiction	Application No.	Filing Date	Registration No.	Registration Date	Status	Owner

ULTRAMATE	Canada	1292492	06-Mar-2006	TMA737657	07-Apr-2009	Registered	The Gorman-Rupp Company

ULTRAMATE (Stylized)	South Africa	2006/04185	28-Feb-2006	2006/04185	28-Feb-2006	Renewed	The Gorman-Rupp Company

VALUPRIME	Canada	1861341	05-Oct-2017	TMA1059787	21-Oct-2019	Registered	The Gorman-Rupp Company

VPA SERIES	Australia	1976217	18-Dec-2018	1976217	18-Dec-2018	Registered	The Gorman-Rupp Company

VPA SERIES	Canada	1937806	21-Dec-2018	1160848	17-Jan-2023	Registered	The Gorman-Rupp Company

VPA SERIES	Peru	778795	18-Dec-2018	276606	08-Mar-2019	Registered	The Gorman-Rupp Company

VPA SERIES	South Africa	2018/37983	18-Dec-2018	2018/37983	29-May-2020	Registered	The Gorman-Rupp Company

WAVO	Benelux	1359184	13-Aug-2017	1019527	06-Nov-2017	Registered	The Gorman-Rupp Company

8Q-44

Patents:

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date
Portable Fuel Pump	Canada	The Gorman-Rupp Company	2925990	10/17/2014	2925990	4/23/2015	2925990	6/21/2022	Issued	10/17/2034

Fluid Pump Assembly	Canada	The Gorman-Rupp Company	3040400	4/16/2019	3040400	10/20/2019	N/A	N/A	Pending

Fluid Pump Design	Canada	The Gorman-Rupp Company	200716	1/19/2021	N/A	N/A	200716	12/1/2022	Issued	1/19/2036

Fluid Pump Assembly	China	The Gorman-Rupp Company	201910319951.8	4/19/2019	CN110391712A	10/29/2019	N/A	N/A	Pending

Portable Fuel Pump	European Patent Convention	The Gorman-Rupp Company	14854438	10/17/2014	3058226	8/24/2016	3058226	3/22/2023	Issued	10/17/2034

Portable Fuel Pump	European Union (divisional)	The Gorman-Rupp Company	23155523.6	10/17/2014					Pending

Fluid Pump Assembly	European Patent Convention	The Gorman-Rupp Company	19169961	4/17/2019	3557061	10/23/2019	3557061	6/8/2922	Issued	4/17/2039

Pin Vent Assembly	European Patent Convention	The Gorman-Rupp Company	20873902.9	3/30/2022			N/A	N/A	Pending

Fluid Pump Assembly	Germany	The Gorman-Rupp Company	19169961	4/17/2019			3557061	6/8/2022	Issued	4/17/2039

Portable Fuel Pump	Germany	The Gorman-Rupp Company	14854438	10/17/2014			3058226	3/22/2023	Issued	10/17/2034

Fluid Pump Assembly	India	The Gorman-Rupp Company	201914015428.0	4/17/2019		10/25/2019	534342	4/23/2024	Issued	4/17/2039

Fluid Pump Design	India	The Gorman-Rupp Company	338011-001	1/28/2021	N/A	N/A	338011-001	1/28/2021	Issued	7/31/2035

Fluid Pump Assembly	Mexico	The Gorman-Rupp Company	MX/a/2019/004509	4/16/2019	N/A	N/A	406972	10/10/2023	Issued	4/16/2039
Portable Fuel Pump	Mexico	The Gorman-Rupp Company	MX/a/2020/001073	1/27/2020	N/A	N/A	405286	8/14/2023	Issued	10/17/2034

8Q-45

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Fluid Pump Design	Mexico	The Gorman-Rupp Company	MX/f/2021/000233	1/25/2021	N/A	N/A	64217	5/27/2022	Issued	1/25/2046

Portable Fuel Pump	U.S.A.	The Gorman-Rupp Company	16/571239	9/16/2019	US20200014277A1	1/9/2020	11,346,341	5/31/2022	Issued	4/13/2035

Fluid Pump Assembly	U.S.A.	The Gorman-Rupp Company	16/819356	3/16/2020	US 2020-0217323 A1	7/9/2020	11,346,353	5/31/2022	Issued	4/20/2038

Pin Vent Assembly	U.S.A.	The Gorman-Rupp Company	17/062046	10/2/2020	US 2021-0102544 A1	4/8/2021	11,852,152	12/26/2023	Issued	2/9/2042

Tank Mounting Adapter	U.S.A.	The Gorman-Rupp Company	17/525218	11/12/2021		5/19/2022	N/A	N/A	Pending

Pin Vent Assembly	Patent Cooperation Treaty	The Gorman-Rupp Company	US2020/054232	10/5/2020	WO2021/071773	4/15/2021	N/A	N/A	Pending

Fluid Pump Design	U.S.A.	The Gorman-Rupp Company	29/744793	7/31/2020	N/A	N/A	D949205	4/19/2022	Issued	4/19/2037

Fluid Pump Design	Brazil	The Gorman-Rupp Company	BR302021000283-3	1/22/2021	BR302021000283-3	8/24/2021	BR302021000283-3	8/24/2021	Issued	1/22/2046

Portable Fuel Pump Design	Brazil	The Gorman-Rupp Company	BR302014001708-0	4/16/2014			BR302014001708-0	8/2/2016	Issued	4/16/2039

Turbine Meter	Canada	The Gorman-Rupp Company	174264	4/20/2017			174264	6/19/2018	Issued	6/19/2028

Portable Fuel Pump	China (People’s Republic)	The Gorman-Rupp Company	201480056970.1	10/17/2014	105723092	6/29/2016	ZL201480056970.1	4/3/2018	Issued	10/17/2034

Turbine Meter	China (People’s Republic)	The Gorman-Rupp Company	201730137680.6	4/21/2017	30438694		ZL201730137680.6	11/10/2017	Issued	4/21/2027

8Q-46

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Pump	China (People’s Republic)	The Gorman-Rupp Company	201730137024.6	4/21/2017	304349465	11/10/2017	ZL201730137024.6	11/10/2017	Issued	4/21/2027

Fluid Pump	China (People’s Republic)	The Gorman-Rupp Company	202030818499.3	12/30/2020	CN306663083S	7/6/2021	ZL202030818499.3	7/6/2021	Issued	12/30/2030

Turbine Meter	European Patent Convention	The Gorman-Rupp Company	003856517-0001	4/13/2017			003856517-0001	6/5/2017	Issued	4/13/2042

Fluid Pump Design	European Patent Convention	The Gorman-Rupp Company	008364574	12/22/2020			008364574-0001	1/13/2021	Issued	12/22/2045

Portable Fuel Pump Design	France	The Gorman-Rupp Company	14/1771	4/22/2014	944006	6/6/2014	2014/1771	6/6/2014	Issued	4/22/2039

Fuel Transfer Pump	Germany	The Gorman-Rupp Company	402012005557.3	12/4/2012			402012005557.3	5/23/2013	Issued	12/4/2037

Portable Fuel Pump Design	Germany	The Gorman-Rupp Company	402014000977.1	4/16/2014			402014000977.1	7/28/2014	Issued	4/16/2039

Portable Fuel Pump Design	India	The Gorman-Rupp Company	261691	4/11/2014			261691	4/11/2015	Issued	10/17/2028

Fuel Transfer Pump	Italy	The Gorman-Rupp Company	402017000043433	4/20/2017			402017000043433	3/10/2017	Issued	4/20/2042

Fuel Transfer Pump	Italy	The Gorman-Rupp Company	MI2013O000003	1/9/2013			99961	6/21/2013	Issued	1/9/2038

Portable Fuel Pump Design	Italy	The Gorman-Rupp Company	MI2014O 000073	4/15/2014			103148	1/28/2016	Issued	4/15/2039

Fluid Pump Assembly	Italy	The Gorman-Rupp Company	19169961	4/17/2019			3557061	6/8/2022	Issued	4/17/2039

8Q-47

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Portable Fuel Pump	Italy	The Gorman-Rupp Company	14854438.0	10/17/2014			3058226	3/22/2023	Issued	10/17/2034

Portable Fuel Pump	Mexico	The Gorman-Rupp Company	MX/a2016/004181	10/17/2014		12/16/2016	371410	1/29/2020	Issued	10/17/2034

Turbine Meter	Mexico	The Gorman-Rupp Company	MX/f/2017/000978	3/30/2017			53068	7/18/2018	Issued	3/30/2042

Fuel Transfer Pump	Mexico	The Gorman-Rupp Company	MX/f/2017/001127	4/19/2017			54331	12/11/2018	Issued	4/19/2042

Fuel Transfer Pump	Mexico	The Gorman-Rupp Company	2012/003847	12/3/2012			42615	10/7/2014	Issued	12/3/2027

Portable Fuel Pump Design	Mexico	The Gorman-Rupp Company	MX/f/2014/001133	4/8/2014			44519	7/9/2015	Issued	4/8/2029

Fluid Pump Assembly	Mexico	The Gorman-Rupp Company	MX/A/2023/008496	4/16/2019					Pending

Fluid Pump Assembly	Mexico	The Gorman-Rupp Company	MX/A/2023/008497	4/16/2019					Pending

Portable Fuel Pump	Mexico	The Gorman-Rupp Company	MX/a/2023/002872	10/17/2014					Pending

Fuel Transfer Pump	Spain	The Gorman-Rupp Company	D516083	1/2/2013		2/8/2013	516083	2/4/2013	Issued	1/2/2038

Portable Fuel Pump	Taiwan	The Gorman-Rupp Company	103302219	4/16/2014	D170194	9/1/2015	D170194	9/1/2015	Issued	4/15/2029

Turbine Meter Design	United Kingdom	The Gorman-Rupp Company	90038565170001	4/13/2017			90038565170001	6/5/2017	Issued	4/13/2042

8Q-48

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Fluid Pump Design	United Kingdom	The Gorman-Rupp Company	90083645740001	1/7/2021			6112334	1/7/2021	Issued	1/7/2046

Portable Fuel Pump Design	United Kingdom	The Gorman-Rupp Company	4035207	4/15/2014			4035207	5/15/2014	Issued	4/15/2039

Fluid Pump Assembly	United Kingdom	The Gorman-Rupp Company	19169961	4/17/2019			3557061	6/8/2022	Issued	4/17/2039

Portable Fuel Pump	United Kingdom	The Gorman-Rupp Company	14854438.0	10/17/2014			3058226	3/22/2023	Issued	10/17/2034

Portable Fuel Pump	U.S.A.	The Gorman-Rupp Company	15/468479	3/24/2017	US-2017-0201146-A1	7/13/2017	10418878	9/17/2019	Issued	10/16/2034

Portable Fuel Pump	U.S.A.	The Gorman-Rupp Company	17/827864	5/30/2022					Pending

Fuel Transfer Pump Design	U.S.A.	The Gorman-Rupp Company	29/581708	10/21/2016			D815152	4/10/2018	Issued	4/10/2033

Turbine Meter	U.S.A.	The Gorman-Rupp Company	29/581745	10/21/2016			D812504	3/13/2018	Issued	3/13/2033

Fluid Pump Assembly	U.S.A.	The Gorman-Rupp Company	15/958217	4/20/2018	US 2019-0323512 A1	10/24/2019	10590939	3/17/2020	Issued	8/3/2038

Turbine Meter	U.S.A.	The Gorman-Rupp Company	29/639887	3/9/2018			D850960	6/11/2019	Issued	6/11/2034

Fluid Pump	U.S.A.	The Gorman-Rupp Company	29/744793	7/31/2020			D949205	4/19/2022	Issued	4/19/2037
Digital Fuel Meter	U.S.A.	The Gorman-Rupp Company	29/356811	3/3/2010			D633401	3/1/2011	Issued	3/1/2025

8Q-49

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Double Diaphragm Pump Assembly	U.S.A.	The Gorman-Rupp Company	29/402528	9/23/2011			D667465	9/18/2012	Issued	9/18/2026

Pump Assembly	U.S.A.	The Gorman-Rupp Company	29/407147	11/23/2011			D680133	4/16/2013	Issued	4/16/2027

Fuel Nozzle	U.S.A.	The Gorman-Rupp Company	29/394485	6/17/2011			D656221	3/20/2012	Issued	3/20/2026

Double Diaphragm Pump Assembly	U.S.A.	The Gorman-Rupp Company	29/427437	7/18/2012			D675231	1/29/2013	Issued	1/29/2027

Double Diaphragm Pump Assembly	U.S.A.	The Gorman-Rupp Company	29/427436	7/18/2012			D674815	1/22/2013	Issued	1/22/2027

Fuel Nozzle	U.S.A.	The Gorman-Rupp Company	29/424793	6/15/2012			D684664	6/18/2013	Issued	6/18/2027

A Fuel Transfer Pump	U.S.A.	The Gorman-Rupp Company	29/426758	7/10/2012			D684998	6/25/2013	Issued	6/25/2027

Portable Fuel Pump Design	U.S.A.	The Gorman-Rupp Company	29/470065	10/17/2013			D725153	3/24/2015	Issued	3/24/2029

Pump With Pivoted Vanes	U.S.A.	The Gorman-Rupp Company	14/516143	10/16/2014	US-2015-0110658-A1	4/23/2015	9605673	3/28/2017	Issued	4/10/2035

Fire Proof Pump Assembly Design	Australia	The Gorman-Rupp Company	202315250	8/11/2023	N/A	N/A	202315250	1/9/2024	Issued	8/11/2033

Fire Proof Pump Assembly Design	Australia	The Gorman-Rupp Company	202315251	8/11/2023	N/A	N/A	202315251	1/9/2024	Issued	8/11/2033

Fire Proof Pump Assembly Design	Australia	The Gorman-Rupp Company	202315252	8/11/2023	N/A	N/A	202315252	1/9/2024	Issued	8/11/2033

8Q-50

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Fire Proof Pump Assembly Design	Australia	The Gorman-Rupp Company	202315253	8/11/2023	N/A	N/A	202315253	1/9/2024	Issued	8/11/2033

Fire Proof Pump Assembly Design	Canada	The Gorman-Rupp Company	223435	8/11/2023					Pending

Economy Fuel Pump Design	Canada	The Gorman-Rupp Company	226587	12/5/2023					Pending

Small Pump Housing Design	Canada	The Gorman-Rupp Company	228351	2/22/2024					Pending

Fire Proof Pump Assembly Design	China	The Gorman-Rupp Company	202330513059.0	8/11/2023					Pending

Economy Fuel Pump Design	China	The Gorman-Rupp Company	202330805402.9	12/7/2023					Pending

Small Pump Housing Design	China	The Gorman-Rupp Company	202430093017.0	2/23/2024					Pending

Fire Proof Pump Assembly Design	European Union	The Gorman-Rupp Company	15031078-001	8/14/2023			15031078-001	8/14/2023	Issued	8/14/2048

Fire Proof Pump Assembly Design	European Union	The Gorman-Rupp Company	15031078-002	8/14/2023			15031078-002	8/14/2023	Issued	8/14/2048

Fire Proof Pump Assembly Design	European Union	The Gorman-Rupp Company	15031078-003	8/14/2023			15031078-003	8/14/2023	Issued	8/14/2048

Fire Proof Pump Assembly Design	European Union	The Gorman-Rupp Company	15031078-004	8/14/2023			15031078-004	8/14/2023	Issued	8/14/2048
Economy Fuel Pump Design	European Union	The Gorman-Rupp Company	15043431-0001	12/6/2023			15043431-0001	12/6/2023	Issued	12/6/2048

8Q-51

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Economy Fuel Pump Design	European Union	The Gorman-Rupp Company	15043431-0002	12/6/2023			15043431-0002	12/6/2023	Issued	12/6/2048

Economy Fuel Pump Design	European Union	The Gorman-Rupp Company	15043431-0003	12/6/2023			15043431-0003	12/6/2023	Issued	12/6/2048

Small Pump Housing Design	European Union	The Gorman-Rupp Company	15051243-0001	2/22/2024			15051243-0001	2/22/2024	Issued	2/22/2049

Small Pump Housing Design	European Union	The Gorman-Rupp Company	15051243-0002	2/22/2024			15051243-0002	2/22/2024	Issued	2/22/2049

Fire Proof Pump Assembly Design	United Kingdom	The Gorman-Rupp Company	6303569	8/14/2023			6303569	8/14/2023	Issued	8/14/2048

Fire Proof Pump Assembly Design	United Kingdom	The Gorman-Rupp Company	6303570	8/14/2023			6303570	8/14/2023	Issued	8/14/2048

Fire Proof Pump Assembly Design	United Kingdom	The Gorman-Rupp Company	6303571	8/14/2023			6303571	8/14/2023	Issued	8/14/2048

Fire Proof Pump Assembly Design	United Kingdom	The Gorman-Rupp Company	6303572	8/14/2023			6303572	8/14/2023	Issued	8/14/2048

Economy Fuel Pump Design	United Kingdom	The Gorman-Rupp Company	6330514	12/1/2023			6330514	2/2/2024	Issued	12/1/2048

Economy Fuel Pump Design	United Kingdom	The Gorman-Rupp Company	6330515	12/1/2023			6330515	2/2/2024	Issued	12/1/2048

Economy Fuel Pump Design	United Kingdom	The Gorman-Rupp Company	6330516	12/1/2023			6330516	1/15/2024	Issued	12/1/2048

8Q-52

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Small Pump Housing Design	United Kingdom	The Gorman-Rupp Company	6348272	2/22/2024			6348272	4/8/2024	Issued	2/22/2049

Small Pump Housing Design	United Kingdom	The Gorman-Rupp Company	6348273	2/2/2024			6348273	4/8/2024	Issued	2/22/2049

Fire Proof Pump Assembly Design	India	The Gorman-Rupp Company	392644-001	8/12/2023			392644-001	8/12/2023	Issued

Fire Proof Pump Assembly Design	India	The Gorman-Rupp Company	392645-001	8/12/2023			392645-001	11/7/2023	Issued

Fire Proof Pump Assembly Design	India	The Gorman-Rupp Company	392646-001	8/12/2023			392646-001	1/3/2024	Issued

Fire Proof Pump Assembly Design	India	The Gorman-Rupp Company	392647-001	8/12/2023					Pending

Economy Fuel Pump Design	India	The Gorman-Rupp Company	401598-001	12/7/2023					Pending

Economy Fuel Pump Design	India	The Gorman-Rupp Company	401599-001	12/7/2023					Pending

Economy Fuel Pump Design	India	The Gorman-Rupp Company	401600-001	12/7/2023					Pending

Small Pump Housing Design	India	The Gorman-Rupp Company	408469-001	2/23/2024					Pending

Small Pump Housing Design	India	The Gorman-Rupp Company	408470-001	2/23/2024					Pending

8Q-53

Title	Country	Owner Name	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Issue Date	Status	Expiration Date

Fire Proof Pump Assembly Design	Mexico	The Gorman-Rupp Company	MX/f/2023/002341	8/10/2023					Pending

Economy Fuel Pump Design	Mexico	The Gorman-Rupp Company	MX/f/2023/003595	12/1/2023					Pending

Small Pump Housing Design	Mexico	The Gorman-Rupp Company	MX/f/2024/000494	2/20/2024					Pending

Fire Proof Pump Assembly Design	U.S.A.	The Gorman-Rupp Company	29/884531	2/13/2023					Pending

Fire Proof Pump Assembly	U.S.A.	The Gorman-Rupp Company	18/440308	2/13/2024					Pending

Fire Proof Pump Assembly	Patent Cooperation Treaty	The Gorman-Rupp Company	US2024/015593	2/13/2024					Pending

Economy Fuel Pump Design	U.S.A.	The Gorman-Rupp Company	29/894313	6/8/2023					Pending

Economy Fuel Pump	U.S.A.	The Gorman-Rupp Company	63/471894	6/8/2023					Pending

Small Pump Housing Design	U.S.A.	The Gorman-Rupp Company	29/900738	8/24/2023					Pending

8Q-54

Patent No.	Title	Owner/Last Assignee	Filing Date	Registration Date	Expiration Date

D925,608	PUMP HOUSING	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	June 19, 2019	July 20, 2021	July 20,2036

D915,552	AIR RELEASE VALVE	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	June 13, 2019	April 6, 2021	April 6, 2036

D856,482	AIR RELEASE VALVE	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	June 23, 2017	August 13, 2019	August 13, 2034

8,500,393	CHOPPER PUMP	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	September 30, 2009	August 6, 2013	September 30, 2029

8,439,642	PUMP AND PUMP IMPELLER	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	May 30, 2008	May 14, 2013	May 30, 2028

8,414,257	SELF-PRIMING CENTRIFUGAL PUMP	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	October 13, 2006	April 9, 2013	October 13, 2026

D677,701	SUBMERSIBLE PUMP HOUSING	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	August 16, 2012	March 12, 2013	March 12, 2027

D667,845	SUBMERSIBLE PUMP HOUSING	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	October 1, 2010	September 25, 2012	September 25, 2026

8123458	STACKED SELF-PRIMING PUMP AND CENTRIFUGAL PUMP	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	March 8, 2005	February 28, 2012	February 6, 2028

D622289	PUMP STATION ENCLOSURE	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	10-02-2008	08-24-2010	August 24, 2024

App. No. 16399190	AIR RELEASE VALVE	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	04-30-2019

29/855541	AIR RELEASE VALVE DESIGN	The GORMAN-RUPP COMPANY (MANSFIELD, OH)	10-04-2022

29/800159	PUMP HOUSING	The GORMAN-RUPP COMPANY (MANSFIELD, OH)	07-19-2021

8Q-55

Foreign Patents:

Foreign Patents

	Patent No.	Jurisdiction	Title	Issue Date	Owner/Last Assignee	Expiration Date/Status

1	2011/02415	South Africa	CHOPPER PUMP	6/27/2012	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	9/30/2029

2	CA2543970	Canada	IMPROVED IMPELLER AND WEAR PLATE	7/10/2012	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	10/13/2024

3	2006/04164	South Africa	IMPROVED IMPELLER AND WEAR PLATE	4/25/2007	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	10/13/2024

4	2005220951	Australia	STACKED SELF-PRIMING PUMP AND CENTRIFUGAL PUMP	9/22/2011	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	8/3/2025

5	2558881	Canada	STACKED SELF-PRIMING PUMP AND CENTRIFUGAL PUMP	9/13/2011	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	8/3/2025

6	ZL200580014129.7	China	STACKED SELF-PRIMING PUMP AND CENTRIFUGAL PUMP	12/28/2011	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	8/3/2025

7	2006/07664	South Africa	STACKED SELF-PRIMING PUMP AND CENTRIFUGAL PUMP	6/27/2007	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	8/3/2025

8	201717272	Australia	AIR RELEASE VALVE	1/2/2018	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	11/28/2027

9	201717273	Australia	AIR RELEASE VALVE	1/2/2018	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	11/28/2027

10	ZL201730640646.0	China	AIR RELEASE VALVE	7/3/2018	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/15/2027

11	F2017/02074	South Africa	AIR RELEASE VALVE	8/10/2018	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	6/23/2027

8Q-56

	Patent No.	Jurisdiction	Title	Issue Date	Owner/Last Assignee	Expiration Date/Status

12	F2017/02073	South Africa	AIR RELEASE VALVE	8/10/2018	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	6/23/2027

13	2020202277	Australia	AIR RELEASE VALVE		THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	Pending

14	201917180	Australia	PUMP HOUSING DESIGN	2/3/2020	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/16/2029

15	201917181	Australia	PUMP HOUSING DESIGN	2/3/2020	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/16/2029

16	3077524	Canada	AIR RELEASE VALVE		THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	Pending

17	210066	Canada	PUMP HOUSING DESIGN	8/31/2022	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/13/2034

18	191862	Canada	PUMP HOUSING DESIGN	12/5/2022	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/13/2024

19	007408174-0001	European Union	PUMP HOUSING DESIGN	12/16/2019	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/16/2044

20	007408174-0002	European Union	PUMP HOUSING DESIGN	12/16/2019	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	12/16/2044

8Q-57

	Patent No.	Jurisdiction	Title	Issue Date	Owner/Last Assignee	Expiration Date/Status

21	20171690.9	European Union	AIR RELEASE VALVE		THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	Pending

22	2020/02302	South Africa	AIR RELEASE VALVE	5/26/2021	THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	5/4/2040

23	A2019/01738	South Africa	PUMP HOUSING DESIGN		THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	Pending

24	A2019/01737	South Africa	PUMP HOUSING DESIGN		THE GORMAN-RUPP COMPANY (MANSFIELD, OH)	Pending

Copyrights:

	Registration No. / Date	Title	Copyright Claimant

1	TX0001516909 / 1985-02-07	Oscillating hand pumps : AV-02376-HO.	The Gorman-Rupp Company

2	TX0001516908 / 1985-02-07	Rotary hand pump : form no. AV-02380-HR-1084.	The Gorman-Rupp Company

3	TX0001516907 / 1985-02-07	Rotary gear pumps : specification data sheets : RGH series.	The Gorman-Rupp Company

4	TX0001516906 / 1985-02-07	Heavy duty rotary gear pumps : form no. AV-02378-RGH 1084.	The Gorman-Rupp Company

8Q-58

	Registration No. /Date	Title	Copyright Claimant

5	TX0001516905 / 1985-02-07	Agricultural service rotary gear pumps : form no. AV-02379-RGF 1084.	The Gorman-Rupp Company

6	TX0001516904 / 1985-02-07	Gorman-Rupp rotary gear pumps : AV-0275RG.	The Gorman-Rupp Company

7	TX0001324437 / 1984-04-23	Application Title: Wastewater pumping equipment, form number AV02292. Title: Wastewater pumping equipment / Gorman-Rupp.	The Gorman-Rupp Company

8	TX0000329079 / 1979-09-14	Gorman-Rupp master seal selection guide.	The Gorman-Rupp Company

9	TX0000295070 / 1978-12-19	Application Title: Wastewater pump stations - standard line - above ground enclosure. Title: Wastewater pump stations.	The Gorman-Rupp Company

10	TX0000274789 / 1978-12-19	Application Title: Wastewater pump stations : base mounted with autostart. Title: Wastewater pump stations : [bulletin no. WW-00516].	The Gorman-Rupp Company

8Q-59

	Registration No. /Date	Title	Copyright Claimant
11	TX0000273556 / 1979-02-15	Application Title: Wastewater pump stations, standard line 7’6” diameter below ground enclosure. Title: 7’-6” diameter standard line below ground pump station.	The Gorman-Rupp Company

12	TX0000273555 / 1979-02-15	Application Title: Wastewater pump stations, budget line above ground enclosure. Title: 7’X 10’ budget line above ground pump station.	The Gorman-Rupp Company

13	TX0000273554 / 1979-02-15	Application Title: Wastewater pump stations, standard line 10’ diameter below ground enclosure. Title: 10’ diameter standard line below ground pump station.	The Gorman-Rupp Company

14	TX0000273553 / 1979-02-15	Application Title: Wastewater pump stations, base mounted less enclosure. Title: Base mounted pump station, less enclosure.	The Gorman-Rupp Company

15	TX0000273552 / 1979-02-15	Application Title: Wastewater pump stations, above ground enclosure. Title: 6’X6’ budget line above ground pump station.	The Gorman-Rupp Company

16	TX0000273551 / 1979-02-15	Wastewater pump stations, budget line, below ground enclosure.	The Gorman-Rupp Company

17	TX0002436020 / 1988-11-04	Submersible sewage pumping systems.	The Gorman-Rupp Company

8Q-60

	Registration No. /Date	Title	Copyright Claimant
18	TX0002410348 / 1988-06-13	Gorman-Rupp diaphragm pumps.	The Gorman-Rupp Company

19	TX0002366639 / 1988-06-13	Handyweights : quality-built, self-priming centrifugal pumps.	The Gorman-Rupp Company

20	TX0002366638 / 1988-06-13	Pumps for paper.	The Gorman-Rupp Company

21	TX0002366637 / 1988-06-13	Pumps for steel.	The Gorman-Rupp Company

22	TX0001757011 / 1986-01-23	Gorman-Rupp specification data sheets, 1-10-86 : prev. or alternative ti., Gorman-Rupp spec sheets 1-10-86 ; Gorman-Rupp distributor catalogs.	The Gorman-Rupp Company

23	TX0001681600 / 1985-10-16	Gorman-Rupp specification data sheets, 9-1-85 : Gorman-Rupp spec sheets, 9-1-85.	The Gorman-Rupp Company

24	TX0001643979 / 1985-07-08	Gorman-Rupp specification data sheets 3-1-85 : Gorman-Rupp spec sheets 7-1-85.	The Gorman-Rupp Company

25	TX0001578715 / 1985-02-07	Rotary gear pumps : RGS series : specification sheets.	The Gorman-Rupp Company

26	TX0001578714 / 1985-02-07	Oscillating hand pump : HO series, HR series.	The Gorman-Rupp Company

27	TX0001578713 / 1985-02-07	Curve data sheets : RGH series.	The Gorman-Rupp Company

8Q-61

	Registration No. /Date	Title	Copyright Claimant
28	TX0001578712 / 1985-02-07	Curve data : RGS series.	The Gorman-Rupp Company

29	TX0001556703 / 1985-04-08	Gorman-Rupp specification data sheets, 3-1-85 : Gorman-Rupp spec sheets, 3-1-85.	The Gorman-Rupp Company

30	TX0001516910 / 1985-02-07	Standard duty rotary gear pumps : form no. AV-02377-RGS 1084.	The Gorman-Rupp Company

31	TXu000454418 / 1991-01-28	Application Title: Gorman-Rupp specification data sheets; Gorman-Rupp distributors catalog. Title: Self-priming centrifugal pump—diesel engine driven.	The Gorman-Rupp Company

32	TXu000449691 / 1991-01-09	Underground mine pumps.	The Gorman-Rupp Company

33	TXu000449690 / 1991-01-09	MSHA approved submersible mine pumps.	The Gorman-Rupp Company

34	TXu000445337 / 1990-11-15	Gorman-Rupp specification data sheets.	The Gorman-Rupp Company

35	TXu000398108 / 1989-11-03	Wastewater pumping systems.	The Gorman-Rupp Company

36	TXu000393456 / 1989-11-03	Application Title: Gorman-Rupp specification data sheets; Gorman-Rupp spec sheets. Title: Self-priming centrifugal pump—diesel engine driven.	The Gorman-Rupp Company

8Q-62

	Registration No. /Date	Title	Copyright Claimant
37	TXu000393455 / 1989-11-03	Modular pump station enclosure.	The Gorman-Rupp Company

38	TXu000393454 / 1989-11-03	New submersible pump control.	The Gorman-Rupp Company

39	TXu000393453 / 1989-11-03	Gorman-Rupp international composite catalog.	The Gorman-Rupp Company

40	TXu000381010 / 1989-05-16	Application Title: Gorman-Rupp spec sheets. Title: Gorman-Rupp specification data sheets.	The Gorman-Rupp Company

41	TXu000329517 / 1988-06-27	Application Title: Gorman-Rupp specification data sheets; Gorman-Rupp spec sheets. Title: Self priming centrifugal pump.	The Gorman-Rupp Company

42	TXu000248109 / 1985-07-18	Gorman-Rupp nameplates.	The Gorman-Rupp Company

43	TXu000234125 / 1985-12-24	Gorman-Rupp nameplates : Gorman-Rupp nameplate : 2613-A, 2613-C. 2613-D, 2613-R.	The Gorman-Rupp Company

44	TX0005703943 / 2003-04-25	Sales & application seminar.	The Gorman-Rupp Company

8Q-63

	Registration No. /Date	Title	Copyright Claimant
45	TX0005703942 / 2003-04-25	Application Title: Wastewater service & application seminar. Title: Service & application seminar : waste water service & application seminar.	The Gorman-Rupp Company

46	TX0002710323 / 1989-11-03	Solids handling submersible pumping systems.	The Gorman-Rupp Company

47	TX0007051062 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model VS6A60-B, OM-06014-01, October 31, 2006.	The Gorman-Rupp Company

48	TX0007054009 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model V3A60-B, OM-05815-01, October 13, 2005, Rev. B 10-31-06.	The Gorman-Rupp Company

49	TX0007050907 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pumps, Models V4A60-B and VS4A60-B, OM-05816-01, November 1, 2005.	The Gorman-Rupp Company

50	TX0007040719 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model VS4A60-B, OM-06013-01, October 31, 2006.	The Gorman-Rupp Company

51	TX0007035760 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model VS6A60-B, OM-06014-02, November 10, 2006.	The Gorman-Rupp Company

8Q-64

	Registration No. / Date	Title	Copyright Claimant
52	TX0007036721 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pumps, Models V3A60-B and VS3A60-B, OM-05815-01, October 13, 2005.	The Gorman-Rupp Company

53	TX0007030471 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model VS6A60-B, OM-06014-02, November 10, 2006, Rev. B 11-28-07.	The Gorman-Rupp Company

54	TX0007007070 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pumps, Models V6A60-B and VS6A60-B, OM-05817-01, September 30, 2005.	The Gorman-Rupp Company

55	TX0007006495 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model V4A60-B, OM-05816-01, November 1, 2005, Rev. C 07-09-07.	The Gorman-Rupp Company

56	TX0007007087 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model VS3A60-B, OM-06012-02, April 16, 2007.	The Gorman-Rupp Company

57	TX0007007329 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model VS3A60-B, OM-06012-01, October 31 2006.	The Gorman-Rupp Company

8Q-65

	Registration No. / Date	Title	Copyright Claimant
58	TX0006991231 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model V3B60-B, OM-06015-01, December 5, 2006.	The Gorman-Rupp Company

59	TX0006991326 / 2008-03-24	Installation, Operation, and Maintenance Manual, Ultra V Pump, Model V6A60-B, OM-05817-01, September 30, 2005, Rev. F 11-28-07.	The Gorman-Rupp Company

60	TX0006817163 / 2007-12-17	Installation, Operation, and Maintenance Manual, Super T-Series Pump, Model T6A60S-B, OM-05145-OB01.	The Gorman-Rupp Company

61	TX0006817162 / 2007-12-17	Revised Installation, Operation, and Maintenance Manual, Super T Series Pumps, Model T6A60S-B, OM-05145-01.	The Gorman-Rupp Company

62	TX0005136530 / 1999-10-05	Pumping technology for tomorrow’s world.	Patterson Pump Company

63	TX0005065395 / 1999-10-01	Controlling fire around the world.	Patterson Pump Company

8Q-66

SCHEDULE 10B

EXCLUDED FOREIGN SUBSIDIARIES

1.	Patterson Pump Ireland Limited

2.	Gorman-Rupp Europe B.V.

3.	Gorman-Rupp Belgium SA

4.	GRC Fill-Rite Mexico, S.A. de C.V.

5.	Gorman-Rupp Australia Pty Ltd.

6.	Gorman-Rupp South America SAS

7.	Gorman-Rupp Africa (Pty) Ltd.

8.	Pumptron (Proprietary) Limited

9.	Gorman-Rupp of Canada Limited

SHDOCS:220887451.8

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